                                                                    EXHIBIT 99.1

                                                                  EXECUTION COPY

                                  $850,000,000

                                CREDIT AGREEMENT

                                   dated as of

                                 March 31, 2000

                                      among

                               THE AES CORPORATION

                            The Banks Listed Herein,

                        The Fronting Banks Listed Herein,

                             BANK OF AMERICA, N.A.,
                             as Documentation Agent,

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                              as Syndication Agent

                                       and

                                 CITIBANK, N.A.,
                                    as Agent



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                                TABLE OF CONTENTS

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                                                                                                      PAGE
                                                                                                      ----

                                    ARTICLE 1

                                  DEFINITIONS

Section 1.01   DEFINITIONS...............................................................................1
Section 1.02   ACCOUNTING TERMS AND DETERMINATIONS......................................................16
Section 1.03   TYPES OF BORROWING.......................................................................16
Section 1.04   CURRENCY EQUIVALENTS GENERALLY...........................................................16

                                    ARTICLE 2

                                  THE CREDITS

Section 2.01   COMMITMENTS TO LEND......................................................................16
Section 2.02   NOTICE OF BORROWING......................................................................17
Section 2.03   LETTERS OF CREDIT........................................................................18
Section 2.04   NOTES....................................................................................24
Section 2.05   MATURITY OF LOANS........................................................................24
Section 2.06   INTEREST RATES...........................................................................24
Section 2.07   METHOD OF ELECTING INTEREST RATES........................................................26
Section 2.08   COMMITMENT FEES..........................................................................27
Section 2.09   TERMINATION OR REDUCTION OF COMMITMENTS..................................................27
Section 2.10   MANDATORY REPAYMENTS OF THE LOANS AND CASH COLLATERALIZATION
                  OF LETTERS OF CREDIT..................................................................27
Section 2.11   OPTIONAL PREPAYMENT OF THE LOANS.........................................................28
Section 2.12   GENERAL PROVISIONS AS TO PAYMENTS........................................................28
Section 2.13   FUNDING LOSSES...........................................................................28
Section 2.14   COMPUTATION OF INTEREST AND FEES.........................................................29
Section 2.15   CASH COLLATERAL ACCOUNT..................................................................29
Section 2.16   COMPUTATIONS OF OUTSTANDINGS; DETERMINATION OF AVAILABLE
                  AMOUNT OF ALTERNATIVE CURRENCY LETTERS OF CREDIT......................................30

Section 2.17      ALTERNATIVE CURRENCY LETTER OF CREDIT ISSUANCES.......................................31


                                    ARTICLE 3

                                   CONDITIONS

Section 3.01      CLOSING...............................................................................31
Section 3.02      AES FINANCE SUBSIDIARY ADDITION DATE..................................................33
Section 3.03      EXTENSION OF CREDIT...................................................................33


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

Section 4.01      CORPORATE EXISTENCE AND POWER.........................................................34
Section 4.02      CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION............................34

Section 4.03      COMPLIANCE WITH LAWS..................................................................35
Section 4.04      BINDING EFFECT........................................................................35
Section 4.05      FINANCIAL INFORMATION.................................................................35
Section 4.06      LITIGATION............................................................................35
Section 4.07      COMPLIANCE WITH ERISA.................................................................35
Section 4.08      ENVIRONMENTAL MATTERS.................................................................35
Section 4.09      TAXES.................................................................................36
Section 4.10      MATERIAL AES ENTITIES.................................................................36
Section 4.11      NOT AN INVESTMENT COMPANY.............................................................36
Section 4.12      PUBLIC UTILITY HOLDING COMPANY ACT....................................................36
Section 4.13      REPRESENTATIONS IN SUBSIDIARY GUARANTY TRUE AND CORRECT...............................37
Section 4.14      FULL DISCLOSURE.......................................................................37
Section 4.15      EXISTING LETTERS OF CREDIT............................................................37


                                    ARTICLE 5

                                    COVENANTS

Section 5.01      INFORMATION...........................................................................37
Section 5.02      PAYMENT OF OBLIGATIONS................................................................39
Section 5.03      MAINTENANCE OF PROPERTY; INSURANCE....................................................39
Section 5.04      CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE......................................40
Section 5.05      COMPLIANCE WITH LAWS..................................................................40
Section 5.06      INSPECTION OF PROPERTY, BOOKS AND RECORDS.............................................40
Section 5.07      LIMITATION ON SUBSIDIARY DEBT.........................................................40
Section 5.08      MINIMUM CONSOLIDATED NET WORTH........................................................42
Section 5.09      RESTRICTED PAYMENTS...................................................................42
Section 5.10      NEGATIVE PLEDGE.......................................................................42
Section 5.11      CONSOLIDATIONS, MERGERS AND SALES OF ASSETS...........................................43
Section 5.12      USE OF PROCEEDS.......................................................................44
Section 5.13      CASH FLOW COVERAGE....................................................................44
Section 5.14      RECOURSE DEBT TO RECOURSE CAPITAL RATIO...............................................44
Section 5.15      TRANSACTION WITH AFFILIATES...........................................................44
Section 5.16      LIMITATION ON INVESTMENTS.............................................................45


                                    ARTICLE 6

                                    DEFAULTS

Section 6.01      EVENTS OF DEFAULT.....................................................................46

Section 6.02      NOTICE OF DEFAULT.....................................................................48
Section 6.03      CASH COLLATERAL.......................................................................48


                                    ARTICLE 7

                                    THE AGENT

Section 7.01      APPOINTMENT AND AUTHORIZATION.........................................................48
Section 7.02      AGENT AND AFFILIATES..................................................................48
Section 7.03      ACTION BY AGENT.......................................................................48
Section 7.04      CONSULTATION WITH EXPERTS.............................................................48
Section 7.05      LIABILITY OF AGENT....................................................................48
Section 7.06      INDEMNIFICATION.......................................................................49
Section 7.07      CREDIT DECISION.......................................................................49
Section 7.08      SUCCESSOR AGENT.......................................................................49
Section 7.09      AGENT'S FEE...........................................................................49


                                    ARTICLE 8

                             CHANGE IN CIRCUMSTANCES

Section 8.01      BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR..............................49
Section 8.02      ILLEGALITY............................................................................50
Section 8.03      INCREASED COST AND REDUCED RETURN.....................................................50
Section 8.04      TAXES.................................................................................51
Section 8.05      BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURO-DOLLAR LOANS............................53


                                    ARTICLE 9

                                    GUARANTY

Section 9.01      THE GUARANTY..........................................................................53
Section 9.02      GUARANTY UNCONDITIONAL................................................................54
Section 9.03      DISCHARGE ONLY UPON PAYMENT IN FULL, REINSTATEMENT IN
                     CERTAIN CIRCUMSTANCES..............................................................55
Section 9.04      WAIVER BY THE GUARANTORS..............................................................55
Section 9.05      SUBROGATION...........................................................................55
Section 9.06      STAY OF ACCELERATION..................................................................55
Section 9.07      LIMITATION OF LIABILITY...............................................................55


                                   ARTICLE 10

                                  MISCELLANEOUS

Section 10.01     NOTICES...............................................................................55
Section 10.02     NO WAIVERS............................................................................55
Section 10.03     EXPENSES; INDEMNIFICATION.............................................................56
Section 10.04     SHARING OF SET-OFFS...................................................................56
Section 10.05     AMENDMENTS AND WAIVERS................................................................56
Section 10.06     SUCCESSORS AND ASSIGNS................................................................57


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Section 10.07     COLLATERAL............................................................................58
Section 10.08     GOVERNING LAW; SUBMISSION TO JURISDICTION.............................................58
Section 10.09     COUNTERPARTS; INTEGRATION; EFFECTIVENESS..............................................58
Section 10.10     CONFIDENTIALITY.......................................................................59
Section 10.11     WAIVER OF JURY TRIAL..................................................................59
Section 10.12     SEVERABILITY; MODIFICATION TO CONFORM TO LAW..........................................59
Section 10.13     APPOINTMENT OF AGENT FOR SERVICE OF PROCESS...........................................59
Section 10.14     JUDGMENT CURRENCY.....................................................................60
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

Appendix

Pricing Schedule

Schedule I -      Existing Agreements with Affiliates

Schedule II -     Existing Letters of Credit

Schedule III -    Non-Conforming Letter of Credit

Exhibit A -       Note

Exhibit B -       Subsidiary Guaranty

Exhibit C-1 -     Closing Date Opinion of the General Counsel of AES

Exhibit C-2 -     Opinion of Davis Polk & Wardwell, Special Counsel for AES

Exhibit D -       Opinion of Cravath, Swaine & Moore, Special Counsel for the Agent

Exhibit E -       AES Finance Subsidiary Addition Date Opinion of the General Counsel of
                  AES

Exhibit F -       Opinion of Counsel to an AES Finance Subsidiary in such AES Finance
                  Subsidiary's Jurisdiction of Incorporation

Exhibit G -       Assignment and Assumption Agreement

Exhibit H -       Form of Extension Agreement

                                CREDIT AGREEMENT

                           AGREEMENT dated as of March 31, 2000 among THE AES
                  CORPORATION, the BANKS listed on the signature pages hereof, the FRONTING BANKS listed herein, BANK OF AMERICA, N.A., as Documentation Agent, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Syndication Agent and CITIBANK, N.A., as Agent.

         The parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

         "ADJUSTED LONDON INTERBANK OFFERED RATE" has the meaning set forth in
Section 2.06(b).

         "ADJUSTED PARENT OPERATING CASH FLOW" means, for any period, (i) Parent Operating Cash Flow for such period LESS (ii) the sum of the following expenses (determined without duplication), in each case to the extent paid by a Borrower during such period and regardless of whether any such amount was accrued during such period:

                  (A) income tax expenses of AES and its Subsidiaries; and

                  (B) corporate overhead expenses.

         "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to AES) duly completed by such Bank.

         "AES" means The AES Corporation, a Delaware corporation, and its successors.

         "AES BUSINESS" shall have the meaning set forth in Section 5.07(b)(i).

         "AES ELECTRIC" means Applied Energy Services Electric Limited, an English corporation, and its successors.

         "AES FINANCE SUBSIDIARY" means any Wholly-Owned Consolidated Subsidiary of AES organized under the laws of England, The British Virgin Islands, the Netherlands, the Netherland Antilles or The Cayman Islands and designated by AES in a writing delivered to the Agent as an AES Finance Subsidiary, and the successors of each such Subsidiary.

         "AES FINANCE SUBSIDIARY ADDITION DATE" means, with respect to any AES Finance Subsidiary, the date on or after the Closing Date on which the Agent shall have received the documents specified in or pursuant to Section 3.02 with respect to such AES Finance Subsidiary.

         "AES HAWAII MANAGEMENT" means AES Hawaii Management Company, Inc., a Delaware corporation and a Subsidiary of AES, and its successors.

         "AES MANAGEMENT GROUP" means (i) individuals who are members of the board of directors or officers of AES or the president of any Material AES Entity, (ii) their respective spouses, children, grandchildren, siblings and parents, (iii) trusts established for the sole or principal benefit of Persons described in clauses (i) and (ii) above, (iv) heirs, executors, administrators and personal or legal representatives of Persons described in clauses (i) and
(ii) above, and (v) any corporation or other Person that is controlled by, and a majority of the equity interests in which are directly owned by, Persons described in clauses (i) and (ii) above.

         "AES 1999 FORM 10-K" means AES's annual report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         "AES OKLAHOMA" means AES Oklahoma Management Co., Inc., a Delaware corporation and a Subsidiary of AES, and its successors.

         "AES PLACERITA" means AES Placerita, Inc., a Delaware corporation and an indirect Subsidiary of AES, and its successors.

         "AES SOUTHLAND" means AES Southland Funding LLC, a Delaware limited liability company and a Wholly-Owned Consolidated Subsidiary of AES, and its successors.

         "AES WARRIOR RUN" means AES Warrior Run Funding LLC, a Delaware limited liability company and a Wholly-Owned Consolidated Subsidiary of AES, and its successors.

         "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls AES (a "Controlling Person") or (ii) any Person (other than AES or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGENT" means Citibank, N.A. in its capacity as agent for the Banks hereunder, and its successors in such capacity.

         "ALTERNATIVE CURRENCY" means (i) any lawful currency (other than Dollars) that is freely transferable and convertible into Dollars or (ii) with respect to any Letter of Credit issued by a Fronting Bank, any other lawful currency (other than Dollars) that such Fronting Bank agrees may be used as the designated currency of such Letter of Credit; PROVIDED that such Fronting Bank is able to provide, and continues to provide, to the Agent the information required pursuant to Section 2.16(b) with respect to such Letter of Credit.

         "ALTERNATIVE CURRENCY LETTER OF CREDIT" means any Letter of Credit having a stated amount denominated in an Alternative Currency.

         "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

         "ASSET DISPOSITION" has the meaning set forth in the Existing Subordinated Note Indentures.

         "ASSIGNEE" has the meaning set forth in Section 10.06(c).

         "AUTOMATIC ACCELERATION EVENT" means the occurrence, with respect to any Borrower, of any of the Events of Default listed in clauses (g) and (h) of
Section 6.01.

         "AVAILABLE AMOUNT" means, for any Letter of Credit on any date of determination, the maximum aggregate amount (which, in the case of an Alternative Currency Letter of Credit, shall be the Dollar Equivalent of such amount) available to be drawn under such Letter of Credit at any time on or after such date, the determination of such maximum amount to assume the compliance with and satisfaction of all conditions for drawing enumerated therein.

         "BANK" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 10.06(c), and their respective successors.

         "BASE RATE" means, for any day, a rate per annum equal to the higher of
(i) the rate of interest publicly announced by Citibank, N.A. from time to time as its Base Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "BASE RATE LOAN" means a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Section 2.07(a) or Article 8.

         "BENEFIT ARRANGEMENT" means, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "BORROWER" means (i) prior to the first AES Finance Subsidiary Addition Date, AES and (ii) from and after the first AES Finance Subsidiary Addition Date, AES or an AES Finance Subsidiary, as the context may require; prior to the first AES Finance Subsidiary Addition Date, "Borrowers" means AES and from and after the first AES Finance Subsidiary Addition Date, "Borrowers" means AES and each AES Finance Subsidiary.

         "BORROWING" means a borrowing hereunder consisting of Loans made to a single Borrower at the same time by the Banks pursuant to Article 2. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participants or other equivalents (however designated, whether voting or non-voting) of, or interests in (however designated), the equity of such Person, including, without limitation, all common stock and preferred stock and partnership and joint venture interests of such Person.

         "CASH COLLATERAL ACCOUNT" has the meaning set forth in Section 2.15.

         "CASH FLOW COVERAGE RATIO" means, for any period, the ratio of (i) Adjusted Parent Operating Cash Flow for such period to (ii) Corporate Charges for such period.

         "CLOSING DATE" means the date on or after the Effective Date on which the Agent shall have received the fees and documents specified in or pursuant to
Section 3.01.

         "COMMITMENT" means, with respect to each Bank, the amount set forth opposite the name of such Bank in the Appendix hereto, as such amount may be reduced from time to time pursuant to Section 2.09.

         "CONDUIT LENDER" means any special purpose corporation organized and administered by any Bank for the purpose of making Loans hereunder otherwise required to be made by such Bank and designated by such Bank in a written instrument, subject to the consent of the Agent and AES (which, in each case, shall not be unreasonably withheld or delayed); PROVIDED, that the designation by any Bank of a Conduit Lender shall not relieve the designating Bank of any of its obligations to fund a Loan under the Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Bank (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 8.03, 8.04 or 10.03 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment hereunder.

         "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income (or loss) of AES and its Consolidated Subsidiaries for such period.

         "CONSOLIDATED NET WORTH" means, at any date, the consolidated stockholders' equity of AES and its Consolidated Subsidiaries determined as of such date without giving effect to any accumulated other comprehensive gain or loss after December 31,

1999 plus, to the extent not otherwise included therein, the liquidation preference at such date of non-redeemable preferred stock of AES.

         "CONSOLIDATED SUBSIDIARY" means, at any date with respect to any Person, any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

         "CORPORATE CHARGES" means, for any period, the sum of the following amounts (determined without duplication), in each case to the extent paid by a Borrower during such period and regardless of whether any such amount was accrued during such period:

         (A) interest expense of any Borrower for such period:

                  (i) including, without limitation, interest expense attributable to (x) the accretion of original issue discount on Debt issued at less than face value thereof and (y) any interest added to the principal amount of Debt but;

                  (ii) excluding any interest expense to the extent that (x) AES has the option or obligation to pay or satisfy such interest expense by the issuance of Capital Stock of AES or other securities of AES which would not constitute Recourse Debt and (y) AES has not paid or satisfied such interest expense during such period with cash or by the issuance of Recourse Debt; and

         (B) rental expense of any Borrower for such period; and

         (C) dividends paid on AES's Redeemable Stock during such period.

         "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all obligations (whether contingent or non-contingent) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, surety or performance bond or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, (vii) all Debt of others Guaranteed by such Person and (viii) all Redeemable Stock of such Person valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends. For purposes hereof, contingent obligations of the type described in clause (v) of this definition with respect to letters of credit not issued hereunder shall not be treated as "Debt" hereunder to the extent that such obligations are cash collateralized or to the extent that the issuer of any such letter of credit is entitled to draw under a Letter of Credit issued hereunder which by its terms requires that drawings under such Letter of Credit be applied only to reimburse such issuer for amounts paid by such issuer under such letter of credit. The obligations of AES under any agreement, in the form of indemnity or contingent equity contribution agreement or otherwise, pursuant to which AES agrees to protect any Person, in whole or in part, from tax liabilities, environmental liabilities, political risks, including currency convertibility and transferability risk and changes in law, or construction cost overruns shall not constitute Debt.

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions. For purposes of determining the Recourse Debt to Recourse Capital Ratio on any date, the Derivatives Obligations of AES shall be determined on a "mark to market" basis on such date.

         "DESIGNATED SUBSIDIARY" means each of AES Connecticut Management Co., Inc., AES Oklahoma, AES Hawaii Management, AES Thames, Inc., AES Hawaii, Inc., AES Shady Point, Inc., AES Southland and AES Warrior Run.

         "DOLLAR EQUIVALENT" means, on any date of determination with respect to any Alternative Currency Letter of Credit, (i) in calculating the maximum aggregate amount available to be drawn under such Alternative Currency Letter of Credit at any time on or after such date, the amount thereof in Dollars most recently reported to the Agent pursuant to Section 2.16(b) and (ii) in calculating the amount of any Drawing under such

Alternative Currency Letter of Credit, the aggregate amount of Dollars paid by the relevant Fronting Bank to purchase the Alternative Currency paid by such Fronting Bank in respect of such Drawing.

         "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to AES and the Agent.

         "DRAWING" means a drawing effected under any Letter of Credit.

         "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 10.09.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "EQUITY CREDIT PREFERRED SECURITIES" means, at any date:

                  (i) Debt of AES (A) that is owed to a Special Purpose Financing Subsidiary of AES, (B) that is issued in connection with the issuance by such Special Purpose Financing Subsidiary of Trust Preferred Securities, (C) that is subordinated in right of payment to other Debt of AES of at least the types and to at least the extent as was, on the date of issuance thereof, the Junior Subordinated Debentures issued by AES in connection with the issuance by AES Trust II of its $2.75 Term Convertible Securities, Series B, on October 29, 1996 (or otherwise satisfactory to the Agent), (D) as to which, at such date, AES has the right to defer the payment of all interest for the period of at least 19 consecutive quarters beginning at such date and (E) that does not mature, in whole or in part, and is not subject to any required repayment or prepayment, any required sinking fund or similar payment or any repayment or prepayment or sinking fund or similar payment at the option of the holder thereof, prior to the fifth anniversary of the Termination Date; and

                  (ii) Guarantees by AES of the obligations of the issuer of any Trust Preferred Securities in respect of such Trust Preferred Securities; and

                  (iii) Mandatorily convertible securities (such as those known as "DECS" (including tax deductible DECS)) consisting of Debt of AES that is subordinated in right of payment to other Debt of AES of at least the types and to at least the extent as was, on the date of issuance thereof, the Junior Subordinated Debentures issued by AES in connection with the issuance by AES Trust II of its $2.75 Term Convertible Securities, Series B, on October 29, 1996, (or otherwise satisfactory to the Agent) and which is mandatorily convertible into, or redeemable with the proceeds of, Capital Stock of AES (other than Redeemable Stock).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA GROUP" means AES, its Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with AES or any of its Subsidiaries, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to AES and the Agent.

         "EURO-DOLLAR LOAN" means a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

         "EURO-DOLLAR MARGIN" has the meaning set forth in Section 2.06(b).

         "EURO-DOLLAR RESERVE PERCENTAGE" has the meaning set forth in Section 2.06(b).

         "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

         "EXISTING CREDIT FACILITY" means the Credit Agreement, dated as of December 19, 1997, as amended and restated as of March 31, 1999 and as amended pursuant to Amendment No. 1 thereto dated as of May 21, 1999, Amendment No. 2 thereto dated as of July 27, 1999, and Amendment No. 3 thereto dated as of September 28, 1999, among the Account Party, the banks listed therein, the Fronting Banks listed therein, and Morgan Guaranty Trust Company of New York, as Agent, as the same may be amended, modified, supplemented, extended, renewed, refinanced or replaced and in effect from time to time.

         "EXISTING LOC FACILITY" means the Letter of Credit and Reimbursement Agreement among AES as Account Party, the several banks and financial institutions parties hereto from time to time as Participating Banks, the Letter of Credit issuing banks parties hereto from time to time as Issuing Banks, Union Bank of California, N.A., as Administrative Agent, Morgan Guaranty Trust Company of New York, as Syndication Agent and Bank of America, N.A., as Documentation Agent, dated as of October 19, 1999.

         "EXISTING LETTER OF CREDIT" means a Letter of Credit (as defined in the Existing Credit Facility or the Existing LOC Facility) issued under the Existing Credit Facility or the Existing LOC Facility that is outstanding on the Effective Date and listed on Schedule II.

         "EXISTING TRUST PREFERRED SECURITIES" means (i) the $3.375 Trust Preferred Securities, Series C issued by AES Trust III on October 7, 1999, (ii) the $2.75 Term Convertible Securities, Series B issued by AES Trust II on October 29, 1996, (iii) the $2.6875 Term Convertible Securities, Series A issued by AES Trust I on March 24, 1997 and (iv) the Trust Preferred Securities issued by AES Rhinos Trust I, II and III on November 15, 1999.

         "EXTENSION DATE" has the meaning set forth in Section 2.01(b).

         "EXTENSION OF CREDIT" means (i) a Borrowing pursuant to Section 2.01 or
(ii) the issuance of a Letter of Credit pursuant to Section 2.03.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; PROVIDED that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Citibank, N.A. on such day on such transactions as determined by the Agent.

         "FINANCING DOCUMENTS" means this Agreement, the Notes and each Subsidiary Guaranty.

         "FRONTING BANK" means (i) with respect to each Existing Letter of Credit deemed to have been issued pursuant to the second sentence of Section 2.03(a), each Bank listed as issuer thereof on Schedule II hereto, as the case may be, and (ii) with respect to all other Letters of Credit, Citibank, N.A., any other Bank, any affiliate of any Bank (A) a majority of whose common equity is owned, directly or indirectly, by such Bank, (B) that owns, directly or indirectly, a majority of the common equity of such Bank or (C) a majority of whose common equity is owned, directly or indirectly, by a Person that owns, directly or indirectly, a majority of the common equity of such Bank and any Subsidiary of any Bank a majority of whose common equity is owned directly or indirectly, by such Bank, that shall, in the case of any such Bank, affiliate or Subsidiary agree to issue letters of credit hereunder with the consent of the Agent (which consent will be deemed to have been given unless the Agent shall have notified AES to the contrary within one day of the Agent's receipt of notice that such Bank, affiliate or Subsidiary is to be a Fronting Bank).

         "GROUP OF LOANS" means, at any time, a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Euro-Dollar Loans having the same Interest Period at such time; PROVIDED that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "GUARANTOR" means, with respect to any Borrower, all other Borrowers.

         "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "INDEMNITEE" has the meaning set forth in Section 10.03(b).

         "INTEREST PERIOD" means, with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the applicable Borrower may elect in such notice; PROVIDED that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit).

         "LETTER OF CREDIT" means a letter of credit issued by a Fronting Bank pursuant to Section 2.03(a).

         "LETTER OF CREDIT COMMISSION RATE" means a rate per annum determined in accordance with the annexed Pricing Schedule.

         "LETTER OF CREDIT LIABILITIES" means, at any time and in respect of any Letter of Credit, the sum, without duplication, of (i) the Available Amount of such Letter of Credit plus (ii) the aggregate unpaid amount of all Reimbursement Obligations in respect of previous Drawings made under such Letter of Credit.

         "LEVEL I STATUS" has the meaning set forth in the annexed Pricing Schedule.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, AES or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "LOAN" means a Base Rate Loan or a Euro-Dollar Loan and "Loans" means Base Rate Loans or Euro-Dollar Loans or any combination of the foregoing.

         "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.06(b).

         "MATERIAL AES ENTITY" means (i) any Subsidiary Guarantor, (ii) any Specified Subsidiary and (iii) any other Person in which AES has a direct or indirect equity Investment if such Person's contribution to Parent Operating Cash Flow for the four most recently completed fiscal quarters of AES constitutes 15% or more of Parent Operating Cash Flow for such period.

         "MATERIAL DEBT" means, with respect to any Person, Debt (other than the Loans and the Reimbursement Obligations) of such Person arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $50,000,000.

         "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000.

         "MINIMUM CP RATING" means (i) A-1 for Standard & Poor's Ratings Services, (ii) P-1 for Moody's Investors Service, Inc., (iii) F-1 for Fitch IBCA, Inc. and (iv) D-1 for Duff & Phelps Credit Rating Co.

         "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "NET CASH PROCEEDS" has the meaning set forth in (i) the Indenture dated as of July 17, 1997 between AES and The Bank of New York, as Trustee, relating to AES's 8-3/8% Senior Subordinated Notes due 2007, (ii) the Indenture dated as of July 1, 1996 between AES and First National Bank of Chicago, as Trustee, relating to AES's 10-1/4% Senior Subordinated Notes due 2006 and (iii) the Indenture dated as of October 29, 1997 between AES and The First National Bank of Chicago, as Trustee, relating to AES's 8.50% Senior Subordinated Notes due 2007 and AES's 8.875% Senior Subordinated Debentures due 2027, as such Indentures, to the extent permitted by the terms of this Agreement, may be amended, modified or supplemented and in effect from time to time.

         "NOTES" means promissory notes of each Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made to it, and "Note" means any one of such promissory notes issued hereunder.

         "NOTICE OF BORROWING" has the meaning set forth in Section 2.02.

         "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section 2.07(a).

         "NOTICE OF ISSUANCE" has the meaning set forth in Section 2.03(d).

         "OBLIGORS" means the Borrowers and the Subsidiary Guarantors.

         "PARENT" means, with respect to any Bank or Fronting Bank, any Person controlling such Bank or Fronting Bank, as the case may be.

         "PARENT OPERATING CASH FLOW" means, for any period, the sum of the following amounts (determined without duplication), but only to the extent received in cash by a Borrower from a Person other than a Borrower during such period:

         (A) dividends paid to a Borrower by its Subsidiaries during such period;

         (B) consulting and management fees paid to a Borrower for such period;

         (C) tax sharing payments made to a Borrower during such period;

         (D) interest and other distributions paid during such period with respect to cash and other Temporary Cash Investments of a Borrower (other than with respect to amounts on deposit in the Cash Collateral Account); and

         (E) other cash payments made to a Borrower by its Subsidiaries other than (i) returns of invested capital, (ii) payments of the principal of Debt of any such Subsidiary to such Borrower, and (iii) payments in an amount equal to the aggregate amount released from debt service reserve accounts upon the issuance of Letters of Credit for the benefit of the beneficiaries of such accounts.

         For purposes of determining Parent Operating Cash Flow:

         (1) net cash payments received by a Qualified Holding Company during any period which could have been (without regard for any cash held by such Qualified Holding Company at the beginning of such period), but were not, paid as a dividend to AES during such period due to tax or other cash management considerations may be included in Parent Operating Cash Flow for such period; PROVIDED that any amounts so included will not be included in Parent Operating Cash Flow if and when paid to a Borrower in any subsequent period;

         (2) if at any time there shall exist an event or condition which permits any holder to accelerate the maturity date of any Debt of, or terminate its commitment to extend credit to, any Subsidiary, then the contributions of such Subsidiary to Parent Operating Cash Flow for any period ending at or prior to such time shall be eliminated and Parent Operating Cash Flow shall be calculated after giving effect to such elimination;

         (3) if any Subsidiary of a Borrower is sold or otherwise disposed of (by way of merger, sale of Capital Stock, sale of assets or otherwise), (x) the Net Cash Proceeds from such sale or other disposition shall not be included in Parent Operating Cash Flow for any period and (y) the contributions of such Subsidiary to Parent Operating Cash Flow for any period shall be eliminated and Parent Operating Cash Flow shall be calculated after giving effect to such elimination;

         (4) no dividends, fees or payments made to the Borrowers with the proceeds of any amounts paid to AES or any of its Subsidiaries in connection with the $525,000,000 additional prepayment made by Connecticut Light & Power ("CL&P") pursuant to the First Amendment to the Electricity Purchase Agreement between CL&P and AES Thames, Inc., or any amounts paid to AES or any of its Subsidiaries in connection with any monetization, sale or securitization of any right to receive any such prepayment, shall be included in Parent Operating Cash Flow, except to the extent that such proceeds (x) have been received by AES in cash in such period or an earlier period and (y) are included in Consolidated Net Income for such period; and

         (5) no development fees paid to the Borrowers by the electric generating facility owned by AES in Puerto Rico shall be included in Parent Operating Cash Flow.

         "PARTICIPANT" has the meaning set forth in Section 10.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "`PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "POWER PROJECT" means an electric power or thermal energy generation or cogeneration facility or related facilities, or an electric distribution or transmission company, and its or their related electric power transmission, distribution, fuel supply and fuel transportation facilities, together with its or their related power supply, thermal energy and fuel contracts as well as other contractual arrangements with customers, suppliers and contractors.

         "QUALIFIED HOLDING COMPANY" means any Wholly-Owned Consolidated Subsidiary of AES that satisfies, and all of whose direct or indirect holding companies (other than AES) are Wholly-Owned Consolidated Subsidiaries of AES that satisfy, the following conditions:

                  (i) its direct and indirect interest in any AES Business shall be limited to the ownership of Capital Stock or Debt obligations of a Person with a direct or indirect interest in such AES Business;

                  (ii) no consensual encumbrance or restriction of any kind shall exist on its ability to make payments, distributions, loans, advances or transfers to AES;

                  (iii) it shall not have outstanding any Debt other than Guarantees of Debt under the Financing Documents and Debt to other Qualified Holding Companies; and

                  (iv) it shall engage in no business or other activity, shall enter into no binding agreements and shall incur no obligations other than (A) the holding of the Capital Stock and Debt obligations permitted under clause (i) above, (B) the holding of cash received from its Subsidiaries and the investment thereof in

         Temporary Cash Investments, (C) the payment of dividends to AES, (D) ordinary business development activities, (E) the making (but not the entering into binding obligations to make) of Investments in AES Businesses owned by its Subsidiaries and (F) in the case of AES Electric, the making of Investments in Power Projects owned by NIGEN Limited and Medway Power Limited as of the date of this Agreement under any agreement by which it is bound as of the date of this Agreement.

         "QUARTERLY PAYMENT DATE" means each March 31, June 30, September 31 and December 31.

         "RECOURSE DEBT" means, on any date, the sum of (A) Debt of AES (other than Equity Credit Preferred Securities) plus (B) Derivative Obligations of AES.

         "RECOURSE DEBT TO RECOURSE CAPITAL RATIO" means, on any date, the ratio of: (i) the sum on such date Recourse Debt to;

         (ii) the sum on such date of (A) Consolidated Net Worth on such date PLUS (B) Recourse Debt.

         "REDEEMABLE STOCK" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the first anniversary of the Termination Date, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the first anniversary of the Termination Date or (iii) convertible into or exchangeable for (unless solely at the option of such person) Capital Stock referred to in clause (i) or (ii) above or Debt having a scheduled maturity prior to the first anniversary of the Termination Date; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or a "change of control" occurring prior to the first anniversary of the Termination Date shall not constitute Redeemable Stock if such Capital Stock specifically provides that such person will not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption is permitted under the terms of this Agreement.

         "REFERENCE BANKS" means the respective principal London offices of Citibank, N.A., Morgan Guaranty Trust Company of New York and Bank of America, N.A., and "

REFERENCE BANK" means any one of such Reference Banks.

         "REFUNDING BORROWING" means a Borrowing which, after application of the proceeds thereof, results in no net increase in the Total Outstandings of any Bank.

         "REGULATION G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REIMBURSEMENT OBLIGATIONS" means at any date the obligations then outstanding of the Borrowers under Section 2.03(f) to reimburse the Fronting Banks for amounts drawn under Letters of Credit.

         "REQUIRED BANKS" means at any time Banks having at least a majority of the aggregate Total Exposures at such time.

         "RESTRICTED PAYMENT" means (i) any dividend or other distribution on any shares of AES's Capital Stock (other than Redeemable Stock) (except dividends payable solely in shares of its Capital Stock (other than Redeemable Stock) or (ii) any payment (except any payment payable solely in shares of Capital Stock (other than Redeemable Stock)) on account of the purchase, redemption, retirement or acquisition of (a) any shares of AES's Capital Stock (other than Redeemable Stock) or (b) any option, warrant or other right to acquire shares of AES's Capital Stock (other than Redeemable Stock).

         "REVOLVING CREDIT PERIOD" means the period from and including the Effective Date to but excluding the Termination Date.

         "SIGNIFICANT AES ENTITY" means (i) any Material AES Entity and (ii) any other Person in which AES has a direct or indirect equity Investment if (A) such Person's contribution to Parent Operating Cash Flow for the four most recently completed fiscal quarters of AES constitutes 10% or more of Parent Operating Cash Flow for such period, or (B) AES's direct or indirect interest in the total assets of such Person if such Person is a Consolidated Subsidiary or in the net assets of such Person in all other cases is at least equal to 10% of the consolidated assets of AES and its Consolidated Subsidiaries, taken as a whole, or AES's direct or indirect interest in the total net income of such Person (for the preceding fiscal quarter) is at least equal to 10% of the net income of AES and its Consolidated Subsidiaries (for the preceding fiscal quarter) taken as a whole.

         "SOUTHLAND" means AES Southland Holdings, LLC.

         "SPECIAL PURPOSE FINANCING SUBSIDIARY" means a Consolidated Subsidiary that has no direct or indirect interest in a Power Project or other AES Business and was formed solely for the purpose of issuing Equity Credit Preferred Securities.

         "SPECIFIED SUBSIDIARY" means each Designated Subsidiary and each other Subsidiary of AES that holds, directly or indirectly, any interest in any Designated Subsidiary.

         "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "SUBSIDIARY GUARANTORS" means AES Oklahoma, AES Hawaii Management, AES Southland and AES Warrior Run.

         "SUBSIDIARY GUARANTY" means a Subsidiary Guaranty, substantially in the form of Exhibit B hereto, given by one or more Subsidiary Guarantors for the benefit of the Banks, the Fronting Banks and the Agent, as the same may be amended from time to time.

         "TEMPORARY CASH INVESTMENT" means any Investment in (A)(i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least the Minimum CP Rating by any two of Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Fitch IBCA, Inc. and Duff & Phelps Credit Rating Co., PROVIDED that one of such two Minimum CP Ratings is by Standard & Poor's Ratings Services of Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized or licensed under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, (iv) medium term notes, asset backed securities, bonds, notes and letter of credit supported instruments, issued by any entity organized under the laws of the United States, or any state or municipality of the United States and rated in any of the three highest rated categories by Standard & Poor's Ratings Services or Moody's Investors Service, Inc., (v) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, (vi) Euro-Dollar certificates of deposit issued by any bank or trust company which has capital and unimpaired surplus of not less than $500,000,000 or (vii) with respect to a Subsidiary, any category of investment designated as permissible investments under such Subsidiary's project loan documentation; PROVIDED in each case (except clause (vii)) that such Investment matures within fifteen months from the date of acquisition thereof by AES or a Subsidiary and (B) registered investment companies that are "money market funds" within the meaning of Rule 2a-7 under the Investment Company Act of 1940.

         "TERMINATION DATE" means March 31, 2003, or such later date to which the Termination Date shall have been extended pursuant to Section 2.01(b), or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

         "TOTAL EXPOSURE" means at any time with respect to each Bank, its Commitment or, if the Commitments shall have terminated, its Total Outstandings.

         "TOTAL OUTSTANDINGS" means at any time, as to any Bank, the sum of the aggregate outstanding principal amount of such Bank's Loans and its participation in the aggregate outstanding Letter of Credit Liabilities.

         "TRUST PREFERRED SECURITIES" means, at any date:

                  (i)  any Existing Trust Preferred Securities, and

                  (ii) any other equity interests in a Special Purpose Financing Subsidiary of AES (such as those known as "TECONS", "MIPS" or "RHINOS"): (I) that are not (A) required to be redeemed or redeemable at the option of the holder thereof prior to the fifth anniversary of the Termination Date or (B) convertible into or exchangeable for (unless solely at the option of AES) equity interests referred to in clause (A) above or Debt having a scheduled maturity, or requiring any repayments or prepayments of principal or any sinking fund or similar payments in respect of principal or providing for any such repayment, prepayment, sinking fund or other payment at the option of the holder thereof prior to the fifth anniversary of the Termination Date and (II) as to which, at such date, AES has the right to defer the payment of all dividends and other distributions in respect thereof for the period of at least 19 consecutive quarters beginning at such date.

         "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

         "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" means any Consolidated Subsidiary all of the shares of Capital Stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by AES.

         SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by AES's independent public accountants) with the most recent audited consolidated financial statements of AES and its Consolidated Subsidiaries delivered to the Banks; PROVIDED that, if AES notifies the Agent that AES wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies AES that the Required Banks wish to amend Article 5 for such purpose), then AES's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to AES and the Required Banks.

         SECTION 1.03. TYPES OF BORROWING. The term "BORROWING" denotes (i) the aggregation of Loans made or to be made to a Borrower by one or more Banks pursuant to Article 2 on the same day, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period or (ii) if the context so requires, the borrowing of such Loans. Borrowings are classified for purposes hereof by reference to the pricing of Loans comprising such Borrowing (E.G., a "EURO-DOLLAR BORROWING" is a Borrowing comprised of Euro-Dollar Loans).

         SECTION 1.04. CURRENCY EQUIVALENTS GENERALLY. For all purposes of this Agreement, the equivalent in any Alternative Currency of an amount in Dollars shall be determined at the rate of exchange quoted by the Agent in New York, at 11:00 A.M. (New York time) on the date of determination, to prime banks in New York for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternative Currency.

                                    ARTICLE 2

                                   THE CREDITS

         SECTION 2.01. COMMITMENTS TO LEND.

         (a) Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrowers pursuant to this
Section 2.01 (a) from time to time during the Revolving Credit Period in amounts such that the Total Outstandings of such Bank at any time shall not exceed the amount of its Commitment at such time. Each Borrowing under this subsection (a) shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.03(c)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, a Borrower may borrow under this
Section 2.01 (a), repay, or, to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period.

         (b) EXTENSION OF TERMINATION DATE. The Termination Date may be extended, in the manner set forth in this subsection (b), on March 31, 2002 and on March 31, 2003 (each, an "EXTENSION DATE"), in each case for a period of one year after the Termination Date theretofore in effect. If AES wishes to request an extension of the Termination Date on any Extension Date, it shall give written notice to that effect to the Agent not less than 45 nor more than 60 days prior to such Extension Date, whereupon the Agent shall notify each of the Banks of such notice. Each Bank will use its best efforts to respond to such request, whether affirmatively or negatively, within 30 days. If all Banks respond affirmatively (any Bank which does not respond being deemed to have responded negatively), then, subject to receipt by the Agent prior to such Extension Date of counterparts of an Extension Agreement in substantially the form of Exhibit H duly completed and signed by all of the parties hereto, the Termination Date shall be extended, effective on such Extension Date, for a period of one year to the date stated in such Extension Agreement.

         SECTION 2.02. NOTICE OF BORROWING. (a) The relevant Borrower shall give the Agent notice (a "NOTICE OF BORROWING") not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

                  (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                  (ii) the aggregate amount of such Borrowing,

                  (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or a Euro-Dollar Rate, and

                  (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by any Borrower.

         (c) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 10.01. Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower requesting such Borrowing at the Agent's aforesaid address.

         (d) If any Bank makes a new Loan hereunder to any Borrower on a day on which such Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c), or remitted by such Borrower to the Agent as provided in Section 2.12, as the case may be.

         (e) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (c) and (d) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower requesting such Borrowing on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.06 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.03. LETTERS OF CREDIT. (a) ISSUANCE OF LETTERS OF CREDIT. Subject to the terms and conditions hereof, each Fronting Bank referred to in clause (ii) of the definition of "FRONTING BANK" in Section 1.01 agrees to issue letters of credit under this Section 2.03(a), upon any Borrower's request and for such requesting Borrower's account or the account of any of AES's other Subsidiaries, from time to time during the Revolving Credit Period. In addition, and notwithstanding any reference in any Existing Letter of Credit to the Existing Credit Facility, on and as of the Effective Date, each Existing Letter of Credit shall be deemed to be a Letter of Credit and to have been issued on the Effective Date (by the Fronting Bank that issued or was deemed to have issued such Existing Letter of Credit under the Existing Credit Facility) pursuant to this Section 2.03(a); PROVIDED, HOWEVER, that nothing in this
Section 2.03(a) shall extend, modify or otherwise affect the existing expiry date under any such Existing Letter of Credit.

         (b) PARTICIPATIONS IN LETTERS OF CREDIT. Upon the issuance (or deemed issuance) of each Letter of Credit by a Fronting Bank under Section 2.03(a), such Fronting Bank shall be deemed, without further action by any party hereto, to have sold to each Bank (other than such Fronting Bank) and each such Bank shall be deemed, without further action by any party hereto, to have purchased from such Fronting Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities, in the amount required so that the participations of the Banks (including such Fronting Bank's retained participation) therein shall be in proportion to their respective Commitments.

         (c) REQUIRED TERMS. Each Letter of Credit (other than the Letter of Credit identified on Schedule III) issued hereunder shall:

                  (i) by its terms expire no later than the earlier of (i) five Domestic Business Days prior to the Termination Date and (2) two years after its date of issue;

                  (ii) be in a face amount of (x) not less than $300,000 (or the equivalent thereof in an Alternative Currency); PROVIDED that up to five Letters of Credit may be issued with stated amounts less than $300,000 (or the equivalent thereof in an Alternative Currency) and (y) not more than the amount that would, after giving effect to the issuance thereof (and the related purchase and sale of participations therein pursuant to Section 2.03(b)) cause the Total Outstandings of any Bank to equal its Commitment; and

                  (iii) be in a form acceptable to the Fronting Bank.

         (d) NOTICE OF ISSUANCE. Except in the case of Existing Letters of Credit, a Borrower may request that a Letter of Credit be issued by giving the Agent and the Fronting Bank for such Letter of Credit a notice (a "NOTICE OF ISSUANCE") at least two Domestic Business Days before such Letter of Credit is to be issued (or such shorter period of time as shall be acceptable to the Agent and the relevant Fronting Bank), specifying:

                  (i) the date of issuance of such Letter of Credit;

                  (ii) the expiry date of such Letter of Credit (which shall comply with the requirements of Section 2.03(c)(1));

                  (iii) the proposed terms of such Letter of Credit (or the proposed form thereof shall be attached to such Notice of Issuance), including the face amount thereof (which shall comply with the requirements of Section 2.03(c)(ii));

                  (iv) the transaction that is to be supported or financed with such Letter of Credit, including identification of the Power Project, if any, to which such transaction relates and the name of the proposed account party for such Letter of Credit (which may be a Borrower and any subsidiary of AES) and,

                  (v) the identity of the Fronting Bank for such Letter of Credit, which shall comply with the definition of Fronting Bank.

         Upon the receipt of a Notice of Issuance, the Agent shall promptly notify each Bank of the contents thereof and of the amount of such Bank's participation in such Letter of Credit and such Notice of Issuance shall not thereafter be revocable by the Borrower giving such Notice.

         (e) DRAWINGS UNDER LETTERS OF CREDIT.

                  (i) Upon receipt from the beneficiary of any Letter of Credit of demand for payment under such Letter of Credit, the Fronting Bank shall determine in accordance with the terms of such Letter of Credit whether such request for payment should be honored.

                  (ii) If the Fronting Bank determines that a demand for payment by the beneficiary of a Letter of Credit should be honored, the Fronting Bank shall make available to the beneficiary in accordance with the terms of such Letter of Credit the amount of the Drawing under such Letter of Credit. The Fronting Bank shall thereupon promptly notify the relevant Borrower, the Agent and each Bank of the amount of such Drawing paid by it and the amount of each Bank's participation therein (which, in the case of any Drawing under an Alternative Currency Letter of Credit shall be the Dollar Equivalent thereof).

         (f) REIMBURSEMENT AND OTHER PAYMENTS BY THE BORROWERS.

                  (i) If any amount is drawn under any Letter of Credit issued at the request of or for the account of a Borrower, such Borrower irrevocably and unconditionally agrees to reimburse the applicable Fronting Bank in Dollars for all amounts paid by such Fronting Bank upon such Drawing (which, in the case of any Drawing under an Alternative Currency Letter of Credit shall be the Dollar Equivalent thereof), together with any and all reasonable charges and expenses which any Bank or Fronting Bank may pay or incur relative to such Drawing and all such amounts due from such Borrower shall bear interest, payable on the date upon which such amounts shall be due and payable, on the amount drawn for each day from and including the date such amount is drawn to but excluding the date such reimbursement payment is due and payable at a rate per annum equal to the rate applicable to Base Rate Loans for such day. If a Fronting Bank makes any payment under a Letter of Credit, the Borrower shall reimburse such Fronting Bank by paying such amount to the Agent not later than 12:00 noon, New York City time, on the day that such payment is made, if the Borrower receives notice of such payment before 10:00 A.M., New York City time, on such day, or if such notice has not been received by the Borrower before such time on such day, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received before 10:00 A.M., New York City time, on the day of receipt, or (ii) the next Business Day, if such notice is not received before such time on the day of receipt; PROVIDED that, if such payment is at least $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02, that such payment be made with the proceeds of a Base Rate Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Base Rate Borrowing. Any overdue reimbursement payment, or overdue interest thereon, shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of the rate applicable to Base Rate Loans for such day plus 2%.

                  (ii) Each payment to be made by a Borrower pursuant to this Section shall be made, in Federal or other funds immediately available, to the applicable Fronting Bank at its address referred to in Section 10.01.

                  (iii) The obligations of each Borrower to reimburse the Fronting Banks under this Section 2.03(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

                           (1) any lack of validity or enforceability of any
                  Financing Document;

                           (2) any amendment or waiver of or any consent to
                  departure from any Financing Document (except, in the case of an effective amendment to, waiver of or consent to a departure from any provision of this Agreement, to the extent specified herein);

                           (3) the existence of any claim, set-off, defense or
                  other right which
                  any Borrower may have at any time against the beneficiary of any Letter of Credit (or any Person or entity for whom such beneficiary may be acting), the Agent, any Fronting Bank or any Bank or any other Person or entity, whether in connection with this Agreement, any other Financing Document or any unrelated transaction;

                           (4) any statement or any other document presented
                  under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                           (5) payment by a Fronting Bank under any Letter of
                  Credit against presentation of a draft or document which does not comply with the terms of such Letter of Credit; or

                           (6) to the extent permitted under applicable law, any
                  other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         (g) PAYMENTS BY BANKS WITH RESPECT TO LETTERS OF CREDIT.

                  (i) Each Bank shall make available an amount equal to its ratable share of any Drawing under a Letter of Credit, in Federal or other funds immediately available in New York City, to the applicable Fronting Bank by 3:00 P.M. (New York City time) on the date on which the relevant Borrower is required to reimburse such Fronting Bank with respect to such Drawing pursuant to Section 2.03(f)(i), together with interest on such amount for the period from and including the date of such Drawing to but excluding the date upon which such amount is to be made available at the Federal Funds Rate on the date of such drawing, at such Fronting Bank's address referred to in Section 10.01; PROVIDED that each Bank's obligation shall be reduced by its pro rata share of any reimbursement theretofore paid by the relevant Borrower in respect of such Drawing pursuant to Section 2.03(f)(i). The applicable Fronting Bank shall notify each Bank of the amount of such Bank's obligation (which, in the case of any payment under an Alternative Currency Letter of Credit, shall be the Dollar Equivalent thereof) in respect of any drawing under a Letter of Credit not later than 1:30 P.M. (New York City time) on the day such payment by such Bank is due. Each Bank shall be subrogated to the rights of the applicable Fronting Bank against the applicable Borrower to the extent such payment due from such Bank to such Fronting Bank is paid, plus interest thereon, from and including the day such amount is due from such Bank to such Fronting Bank to but excluding the day such Borrower makes payment to such Fronting Bank pursuant to Section 2.03(f)(i), whether before or after judgment, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day. In the event that, on the date of any Drawing,
         (x) Total Outstandings exceeds the Maximum Outstanding Exposure (as defined in Section 2.16(a) below), (y) the applicable Fronting Bank is not reimbursed by the Borrowers on such date for the entire amount of such Drawing, and (z) the Banks, pursuant to the last sentence of subsection (iv) below, are not obligated to reimburse such Fronting Bank for the entire amount of such Drawing, the Agent shall, solely for purposes of determining the portion of such Drawing to be reimbursed by each Bank, (A) allocate the respective Commitments of the Banks to the Letter of Credit Liabilities of each Letter of Credit on such date on a pro rata basis (based upon (1) the proportion of the Commitments to the aggregate amount of the Letter of Credit Liabilities of all outstanding Letters of Credit and (2) each Bank's pro rata share of the Commitments), (B) based on such allocation, determine the reimbursement obligation of each Bank with respect to such Drawing and (C) promptly notify each Bank of the amount of its reimbursement obligation with respect to such Drawing.

                  (ii) If any Bank fails to pay any amount required pursuant to subsection (i) of this Section 2.03(g) on the date on which such payment is due, interest, payable on demand, shall accrue on such Bank's obligation to make such payment, for each day from and including the date such payment becomes due to but excluding the date such Bank makes such payment at a rate per annum equal to the Federal Funds Rate. Any payment made by any Bank after 3:00 P.M. (New York City time) on any Domestic Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Domestic Business Day.

                  (iii) If the relevant Borrower shall reimburse a Fronting Bank for any drawing under a Letter of Credit after the Banks shall have made funds available to such Fronting Bank with respect to such drawing in accordance with subsection (i) of this Section 2.03(g), such Fronting Bank shall promptly upon receipt of such reimbursement distribute to each Bank its pro rata share thereof, including interest, to the extent received by such Fronting Bank.

                  (iv) The several obligations of the Banks to the Fronting Banks hereunder shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be affected by any circumstance, including, without limitation, (1) any set-off, counterclaim, recoupment, defense or other right which any such Bank or any other Person may have against the Agent, any Fronting Bank or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or an Event of Default or the termination of the Commitments or any Letter of Credit; (3) any adverse change in the condition (financial or otherwise) of any Obligor or any other Person; (4) any breach of any Financing Document by any party thereto; (5) the fact that any condition precedent to the issuance of, or the making of any payment under, any Letter of Credit was not in fact met; (6) any violation or asserted violation of law by any Bank or any affiliate thereof; or (7) to the extent permitted under applicable law, any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each payment by each Bank to a Fronting Bank for its own account shall be made without any offset, abatement, withholding or reduction whatsoever. If a Fronting Bank is required at any time (whether before or after the Termination Date) to return to a Borrower or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by such Borrower to such Fronting Bank in payment of any Reimbursement Obligation or interest thereon upon the insolvency of such Borrower, or the commencement of any case or proceeding under any bankruptcy, insolvency or other similar law with respect to such Borrower, each Bank shall, on demand of such Fronting Bank, forthwith return to such Fronting Bank any amounts transferred to such Bank by such Fronting Bank in respect thereof pursuant to this subsection PLUS such Bank's pro rata share of any interest on such payments required to be paid to the Person recovering such payments PLUS interest on the amount so demanded from the day such demand is made, if such demand is made by 2:00 p.m. (New York City time), or from the next following Domestic Business Day, if such demand is made after 2:00 p.m., to but not including the day such amounts are returned by such Bank to such Fronting Bank at a rate per annum for each day equal to (A) the Federal Funds Rate for the day of such demand and (B) the Base Rate plus 1% for each day thereafter. Notwithstanding the foregoing or any other provision contained herein, in no event shall any Bank be obligated to make any payment to a Fronting Bank to the extent that such payment would cause such Bank's pro rata share of the Total Outstandings hereunder to exceed such Bank's Commitment; PROVIDED that the foregoing shall not affect the obligation of the Borrowers (which is absolute, unconditional and irrevocable) to reimburse each Fronting Bank for the entire amount of each payment made by such Fronting Bank under a Letter of Credit, including any amount thereof that is not paid by any Bank to such Fronting Bank (pursuant to this sentence or otherwise).

         (h) LETTER OF CREDIT COMMISSION; ISSUANCE FEE.

                  (i) LETTER OF CREDIT COMMISSION. Each Borrower agrees to pay to the Agent a letter of credit commission with respect to each Letter of Credit issued at its request or for its account, computed for each day from and including the date of issuance of such Letter of Credit to but excluding the last day a drawing is available under such Letter of Credit (the "LETTER OF CREDIT TERMINATION DATE"), at the Letter of Credit Commission Rate on the aggregate amount available for drawing under such Letter of Credit from time to time (whether or not any conditions to drawing can then be met), such fee to be for the account of the Banks ratably in proportion to their Total Exposures. Such fee shall be payable quarterly in arrears on the last Domestic Business Day of each January, April, July and October and upon the Termination Date.

                  (ii) ISSUANCE FEE. Each Borrower shall pay to each Fronting Bank for its own account such fees with respect to each Letter of Credit issued by such Fronting Bank for the account of such Borrower as shall have been agreed between such Borrower and such Fronting Bank.

                  (iii) LIMITED LIABILITY OF THE FRONTING BANK. As between a Fronting Bank, on the one hand, and a Borrower, on the other, such Borrower assumes all risks of any acts or omissions of the beneficiary and any transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither Fronting Bank nor any of their respective employees, officers or directors shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary or transferee in connection therewith, (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged, (c) payment by the Fronting Bank against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit, or (d) any other circumstance whatsoever in making or failing to make payment under any Letter of Credit; PROVIDED that such Borrower shall have a claim against the applicable Fronting Bank, and such Fronting Bank shall be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or special, damages suffered by such Borrower which are found in a final, unappealable judgment of a court of competent jurisdiction to have been caused by (i) such Fronting Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms thereof or (ii) such Fronting Bank's willful failure to pay, or gross negligence resulting in a failure to pay, any drawing after the presentation to it by the beneficiary (or any transferee of the Letter of Credit) of a draft and other required documentation strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, a Fronting Bank may accept documents that appear on their face to be in order, without responsibility for further investigation.

                  (iv) FRONTING BANKS AND AFFILIATES. Each Fronting Bank shall have the same rights and powers under the Financing Documents as any other Bank and may exercise or refrain from exercising the same as though they were not Fronting Banks (in each case to the extent such Fronting Bank is also a Bank), and the Fronting Banks and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with AES or any Subsidiary or affiliate of AES as if they were not Fronting Banks hereunder.

         SECTION 2.04. NOTES. (a) Each Bank may, by notice to a Borrower and the Agent, request that its Loans to each Borrower be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to such Borrower.

         (b) Each Bank may, by notice to a Borrower and the Agent, request that its Loans to such Borrower of a particular type be evidenced by a separate Note of such Borrower in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to a "Note" or the "Notes" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

         (c) Upon receipt of a Bank's Note pursuant to Section 3.01(b) and 3.02(a), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it to each Borrower and the date and amount of each payment of principal made with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note of any Borrower, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan to such Borrower then outstanding; PROVIDED that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of any Obligor under the Financing Documents. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

         SECTION 2.05. MATURITY OF LOANS. Each Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Termination Date.

         SECTION 2.06. INTEREST RATES. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

         (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         "EURO-DOLLAR MARGIN" means a rate per annum determined in accordance with the annexed Pricing Schedule.

         The "ADJUSTED LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

         The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16th of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

         (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Loan and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16th of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

         (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the applicable Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (e) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

         SECTION 2.07. METHOD OF ELECTING INTEREST RATES. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the applicable Borrower in the applicable Notice of Borrowing. Thereafter, the applicable Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to Section 2.07(d) and the provisions of Article 8), as follows:

                  (i) if such Loans are Base Rate Loans, the applicable Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day;

                  (ii) if such Loans are Euro-Dollar Loans, the applicable Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.13 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

         Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Agent not later than 11:00 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Euro-Dollar Loans to Base Rate Loans, in which case such notice shall be delivered to the Agent not later than 11:00 A.M. (New York City time) on the date such conversion is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; PROVIDED that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $5,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the applicable Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

         (b) Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.07(a) above;

                  (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

                  (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

         Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

         (c) Promptly after receiving a Notice of Interest Rate Election from a Borrower pursuant to Section 2.07(a) above, the Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by any Borrower.

         (d) A Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Euro-Dollar Loans if
(i) the aggregate principal amount of any Group of Euro-Dollar Loans created or continued as a result of such election would be less than $5,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Agent.

         (e) If any Loan is converted to a different type of Loan, the applicable Borrower shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.

         SECTION 2.08. COMMITMENT FEES. AES shall pay to the Agent, for the account of the Banks ratably in proportion to their Commitments, a commitment fee at the Commitment Fee Rate on the daily amount by which the aggregate amount of the Commitments exceeds the aggregate Total Outstandings. Such commitment fee shall accrue from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety). Accrued commitment fees under this Section 2.08 shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and upon the date of termination of the Commitments in their entirety. For this purpose, "COMMITMENT FEE RATE" means a rate per annum determined in accordance with the annexed Pricing Schedule.

         SECTION 2.09. TERMINATION OR REDUCTION OF COMMITMENTS.

         (a) OPTIONAL. AES may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments in their entirety at any time, if no Loans or Letters of Credit are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate Total Outstandings.

         (b) MANDATORY. (i) SCHEDULED TERMINATION. The Commitments shall terminate on the Termination Date, and any Loans and Reimbursement Obligations then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         (ii) NET CASH PROCEEDS OF ASSET DISPOSITIONS. In the event that AES or any of its Subsidiaries shall at any time, or from time to time, receive any Net Cash Proceeds of any Asset Disposition, the Commitments of the Banks shall, unless the Required Banks otherwise agree, be ratably reduced by such amounts and at such times as may be required to avoid any requirement that all or any portion of such Net Cash Proceeds be applied to repay, prepay, repurchase or defease any Debt of AES that is subordinated in right of payment to the Debt of AES under the Financing Documents.

         (c) REDUCTIONS PERMANENT. All reductions of the Commitments pursuant to this Section 2.09 shall be permanent.

         SECTION 2.10. MANDATORY REPAYMENTS OF THE LOANS AND CASH COLLATERALIZATION OF LETTERS OF CREDIT. If on any date, after giving effect to the reductions in the Commitments pursuant to Section 2.09, the aggregate Total Outstandings exceed the aggregate Commitments, the Borrowers shall be jointly and severally obligated to apply an amount equal to such excess to prepay the Loans or cash collateralize Letters of Credit, or both. Amounts to be applied pursuant to the preceding sentence shall be applied first to repay the principal amount of the Borrowings then outstanding until all such Borrowings shall have been repaid in full, and if any excess then remains such excess shall be deposited with the Agent in the Cash Collateral Account to be held, applied or released for application as provided in Section 2.15 and Section 2.16. The particular Borrowings to be repaid shall be as designated by AES (or, failing such designation, as the Agent may determine). Each repayment shall be applied to repay ratably the Loans of the several Banks included in such Borrowings. Each payment of principal shall be made together with interest accrued on the amount repaid to the date of payment.

         SECTION 2.11. OPTIONAL PREPAYMENT OF THE LOANS. (a) Subject in the case of any

Euro-Dollar Borrowing to Section 2.13, the Borrowers may, upon at least one Domestic Business Day's notice to the Agent, prepay any Group of Base Rate Loans or upon at least three Euro-Dollar Business Days' notice to the Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans.

         (b) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by any Borrower.

         SECTION 2.12. GENERAL PROVISIONS AS TO PAYMENTS. (a) The Borrowers shall make each payment of principal of, and interest on, the Loans and Reimbursement Obligations and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, without set-off, counterclaim or other deduction, to the Agent at its address referred to in Section 10.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or Reimbursement Obligations or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

         SECTION 2.13. FUNDING LOSSES. If a Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a Base Rate Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.06(c), or if a Borrower fails to borrow, prepay, convert or continue any Euro-Dollar Loans after notice has been given to any Bank in accordance with Section 2.02(b), 2.07(c) or 2.11(b), such Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion or failure to borrow, prepay, convert or continue; PROVIDED that such Bank shall have delivered to such Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.14. COMPUTATION OF INTEREST AND FEES. Interest based on the Base Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.15. CASH COLLATERAL ACCOUNT. (a) All amounts required to be deposited as cash collateral with the Agent pursuant to Section 2.10, 2.16 or
Section 6.03 shall be deposited in a cash collateral account (the "CASH COLLATERAL ACCOUNT") established by the Borrowers with the Agent, to be held, applied or released for application as provided in this Section 2.15 and Section 2.16.

         (b) If and when any portion of the Letter of Credit Liabilities on which any deposit of cash collateral was based (the "RELEVANT CONTINGENT EXPOSURE") shall become fixed (a "DIRECT EXPOSURE") as a result of the payment by a Fronting Bank of a draft presented under any relevant Letter of Credit (including any such payment under an Alternative Currency Letter of Credit for which the relevant Fronting Bank, as a result of fluctuations in currency exchange rates, is not reimbursed in full by the Banks), the amount of such Direct Exposure (but not more than the amount in the Cash Collateral

Account at the time) shall be withdrawn by the Agent from the Cash Collateral Account and shall be paid to the relevant Fronting Bank to be applied against such Direct Exposure and the Relevant Contingent Exposure shall thereupon be reduced by such amount.

         (c) Interest and other payments and distributions made on or with respect to the cash collateral held by the Agent shall be for the account of the Borrowers and shall constitute cash collateral to be held by the Agent or returned to the Borrowers in accordance with subsection (b) of this Section 2.15; PROVIDED that the Agent shall have no obligation to invest any cash collateral on behalf of the Borrowers or any other Person. Beyond the exercise of reasonable care in the custody thereof, the Agent shall have no duty as to any cash collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the cash collateral in its possession if the cash collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the cash collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Agent in good faith. All expenses and liabilities incurred by the Agent in connection with taking, holding and disposing of any cash collateral (including customary custody and similar fees with respect to any cash collateral held directly by the Agent) shall be paid by AES from time to time upon demand. Upon a Default, the Agent shall be entitled to apply (and, at the request of the Required Banks but subject to applicable law, shall apply) cash collateral or the proceeds thereof to payment of any such expenses, liabilities and fees.

         SECTION 2.16. COMPUTATIONS OF OUTSTANDINGS; DETERMINATION OF AVAILABLE AMOUNT OF ALTERNATIVE CURRENCY LETTERS OF CREDIT. (a) Whenever reference is made in this Agreement to the Total Outstandings on any date under this Agreement, such reference shall refer to Total Outstandings on such date after giving effect to all Extensions of Credit to be made on such date. For purposes of calculating the Total Outstandings on any date of determination, the aggregate Available Amount in respect of all Alternative Currency Letters of Credit shall be deemed to equal the amount thereof most recently reported to the Agent pursuant to subsection (b) below. At no time shall the Total Outstandings under this Agreement exceed the sum of (i) the aggregate amount of the Commitments, PLUS (ii) the Cash Collateral Account (such sum being referred to herein as the "MAXIMUM OUTSTANDING EXPOSURE"). References to the unused portion of the Commitments shall refer to the excess, if any, of the Commitments over the Total Outstandings; and references to the unused portion of any Bank's Commitment shall refer to such Bank's pro rata share of the unused Commitments.

         (b) Each Fronting Bank that issues an Alternative Currency Letter of Credit shall (i) on the first Domestic Business Day of each calendar month, deliver to the Agent a schedule listing (A) each outstanding Alternative Currency Letter of Credit issued by such Fronting Bank, (B) the maximum aggregate amount available to be drawn under each such Alternative Currency Letter of Credit at any time on or after such date (denominated in the applicable Alternative Currency, assuming the compliance with and satisfaction of all conditions for Drawing enumerated therein) and (C) the equivalent in Dollars of such amount (as determined by such Fronting Bank on the basis of exchange rates available to or otherwise used by such Fronting Bank), together with the applicable exchange rate utilized by such Fronting Bank and the source thereof (it being agreed and understood that such applicable exchange rate may be adjusted by a reasonable and customary volatility factor as agreed by AES and such Fronting Bank), (ii) on the date of issuance of any Alternative Currency Letter of Credit (including, if any Alternative Currency Letters of Credit are issued or deemed issued on the Closing Date, on the Closing Date), deliver to the Agent a schedule listing the information described in clauses (B) and (C) above, (iii) on the date of any increase or decrease in the Available Amount of any Alternative Currency Letter of Credit (other than any increase or decrease attributable solely to currency exchange rate fluctuations), deliver to the Agent a schedule listing the information described in clauses (B) and (C) above after giving effect to such increase or decrease (as the case may be), and (iv) not later than one Domestic Business Day after its receipt of a written request therefor from the Agent or any Bank, deliver to the Agent a schedule listing the information described in clauses (A), (B) and (C) above. The Agent shall promptly after its receipt thereof deliver a copy of each such schedule to the Borrowers and the Banks. For all purposes under this Agreement, unless otherwise expressly set forth herein, the Available Amount in respect of each Alternative Currency Letter of Credit shall be deemed to equal, on any date of determination, the Dollar Equivalent thereof as most recently reported to the Agent by the relevant Fronting Bank pursuant to this subsection (b).

         (c) If, on (i) the date that any schedule is delivered by a Fronting Bank to the Agent pursuant to subsection (b) above, (ii) any date, after giving effect to reduction in the Commitments, or (iii) any other date, Total Outstandings on such date (calculated pursuant to subsection (a) and (b) above) exceeds the Maximum Outstanding Exposure, then within two Domestic Business Days thereafter the Borrower shall be obligated to deposit cash collateral with the Agent in the Cash Collateral Account in an amount equal to such excess to be held, applied or released for application as provided in
Section 2.15.

         (d) If at any time the Maximum Outstanding Exposure exceeds the Total Outstandings hereunder, the Borrower may provide a written notice to the Agent requesting the Agent to withdraw such excess amount from the Cash Collateral Account and pay such amount to the Borrower, and, provided that no Default shall have occurred and be continuing, the Agent shall promptly undertake such actions in accordance with the instructions of the Borrower. If a Default shall have occurred and be continuing, the Agent shall not take any of the foregoing actions and, if and when requested by the Required Banks, the amounts held in the Cash Collateral Account shall be withdrawn by the Agent, and the proceeds thereof shall be applied by the Agent FIRST to repay the Total Outstandings and other due and unpaid amounts required to be paid by the Borrower hereunder and SECOND, so long as no Loans or Letters of Credit are then outstanding, any remaining amounts shall be paid to the Borrower.

         SECTION 2.17. ALTERNATIVE CURRENCY LETTER OF CREDIT ISSUANCES. It is understood that, if Letters of Credit are issued in an Alternative Currency, a circumstance may arise where the United States dollars ("dollars") needed to reimburse a Fronting Bank may exceed the unused Commitments of the Banks and the amounts on deposit in the Cash Collateral Account available for that purpose. This situation could occur if an Alternative Currency exchange rate between the currency of a Letter of Credit issuance and dollars changes between the date of issuance of, and the date of funding a Drawing on, an Alternative Currency Letter of Credit (or funding a deposit to the Cash Collateral Account to cover issuances in excess of Commitments) so that more dollars are needed to purchase the Alternative Currency on the date of funding of the Drawing on an Alternative Currency Letter of Credit (or funding a deposit to the Cash Collateral Account) than would have been needed to fund a Drawing made on the issuance date of such Letter of Credit (I.E., the currency of issuance has appreciated against the dollar between the date of issuance and the date of funding or cash collateral deposit). In such a circumstance, the Fronting Banks agree as follows: (i) Any shortfall of Commitments to purchase participations in Letter of Credit Drawings shall be allocated PRO RATA among the Fronting Banks who have issued Alternative Currency Letters of Credit for which the currency of issuance has appreciated against the dollar ("ADVERSE ALTERNATIVE CURRENCY LETTERS OF CREDIT"). The
PRO RATA allocation shall be based on the Dollar Equivalent of the face amount of each Adverse Alternative Currency Letter of Credit, measured at the issuance date of each such Adverse Alternative Currency Letter of Credit. Commitments shall not be used to purchase participations in Adverse Alternative Currency Letters of Credit to the extent that use of those Commitments covers any increase in the Dollar Equivalent of an Adverse Alternative Letter of Credit since the date of issuance of the Letter of Credit if following such purchase remaining unused Commitments are insufficient to purchase participations in the remaining outstanding Letters of Credit. (ii) Amounts deposited in the Cash Collateral Account shall be allocated FIRST to cover shortfalls to the extent existing on the last date of actual deposit to the Cash Collateral Account, or if later, the most recent date of determination pursuant to Section 2.16(b), and SECOND to any additional shortfalls (allocated PRO RATA among such shortfalls); PROVIDED, funds on deposit in the Cash Collateral Account, if any, may not be applied to fund a Drawing on an Adverse Alternative Currency Letter of Credit to the extent those funds have been allocated to cover an exposure existing on the last date of deposit to the Cash Collateral Account if following the application a previously covered exposure is left without cash collateral.

                                    ARTICLE 3

                                   CONDITIONS

         SECTION 3.01. CLOSING. The closing hereunder shall occur when all the following conditions have been satisfied:

         (a) The Agent shall have received the fees for the account of each Bank in the amounts previously agreed to by AES and as set forth in the letter agreement (the "ENGAGEMENT LETTER") between AES, Citibank, N.A. and Salomon Smith Barney, Inc. dated March 30, 2000;

         (b) The Agent shall have received, if requested, duly executed Notes of AES for the account of each Bank that has so requested, dated on or before the Closing Date complying with the provisions of Section 2.04;

         (c) The Agent shall have received the Subsidiary Guaranty dated the Closing Date, duly executed by AES Oklahoma, AES Hawaii Management, AES Southland and AES Warrior Run;

         (d) The Agent shall have received an opinion of the General Counsel of AES, substantially in the form of Exhibit C-1 hereto and an opinion of Davis Polk & Wardwell, substantially in the form of Exhibit C-2 hereto, each dated the Closing Date and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (e) The Agent shall have received an opinion of Cravath, Swaine & Moore, special counsel for the Agent, substantially in the form of Exhibit D hereto, dated the Closing Date and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (f) The Agent shall have received evidence satisfactory to it that (i) all amounts outstanding under the Existing Credit Facility and the Existing LOC Facility have been paid in full, (ii) all commitments thereunder have been terminated and (iii) all principal, interest, fees, reimbursement obligations and other amounts owing thereunder shall have been paid in full;

         (g) The Agent shall have received evidence, satisfactory to it, in the form of pro forma calculations, that the making of Borrowings and the issuance of, and drawings under, Letters of Credit under this Agreement are permitted under the terms of the Debt of AES outstanding on the Closing Date;

         (h) The Agent shall have received copies of the resolutions of the Board of Directors (or, in the case of any limited liability companies, Board of Representatives or the equivalent) of each Obligor authorizing the execution, delivery and performance by such Obligor of the Financing Documents to which it is a party, certified by a duly authorized officer of such Obligor (which certificate shall state that such resolutions are in full force and effect on the Closing Date);

         (i) The Agent shall have received certified copies of all approvals, authorizations or consents of, or notices to or registrations with, any governmental body or agency required for each Obligor, if necessary, to enter into the Financing Documents to which it is a party;

         (j) The Agent shall have received a certificate of a duly authorized officer of each Obligor certifying the names and true signatures of the officers of such Obligor authorized to sign the Financing Documents to which it is a party and the other documents to be delivered by such Obligor hereunder;

         (k) The Agent shall have received payment of all reasonable fees and other amounts then payable (including, without limitation, all fees and expenses of counsel to the Agent payable pursuant to Section 10.03);

         (l) The Agent shall have received a certificate signed by a duly authorized officer of AES dated the Closing Date, to the effect that: (i) the representations and warranties contained in Article 4 hereof are true and correct on and as of the Closing Date as though made on and as of such date; and (ii) no Default has occurred and is continuing or would result from the issuance of the Letters of Credit requested by AES to be issued on such date (including, without limitation, the deemed issuance of the initial Letters of Credit pursuant to the second sentence of Section 2.03(a)) and the Borrowings requested by AES to be made on such date; and

         (m) The Agent shall have received all documents it may reasonably request relating to the existence of the Obligors, the corporate or other organizational authority for and the validity of this Agreement and the other Financing Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

         The Agent shall promptly notify the Borrowers and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.02. AES FINANCE SUBSIDIARY ADDITION DATE. An AES Finance Subsidiary Addition Date shall occur with respect to any AES Finance Subsidiary on the date upon which the Agent shall have received:

         (a) if requested, duly executed Notes of such AES Finance Subsidiary for the account of each Bank that has so requested, dated on or before such AES Finance Subsidiary Addition Date complying with the provisions of Section 2.04;

         (b) a counterpart hereof signed by such AES Finance Subsidiary;

         (c) an opinion of the General Counsel of AES substantially in the form of Exhibit E hereto with respect to such AES Finance Subsidiary and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (d) an opinion of counsel to such AES Finance Subsidiary from the jurisdiction of incorporation of such AES Finance Subsidiary, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

         (e) all documents that the Agent may reasonably request relating to the existence of such AES Finance Subsidiary, the corporate authority for and the validity of this Agreement and its Notes as agreements and obligations of such AES Finance Subsidiary, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent.

         The Agent shall promptly notify the Borrowers and the Banks of any AES Finance Subsidiary Addition Date, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.03. EXTENSION OF CREDIT. The obligation of each Bank to make a Loan on the occasion of each Borrowing and the obligation of a Fronting Bank to issue a Letter of Credit (including the deemed issuance of the initial Letters of Credit pursuant to the second sentence of Section 2.03(a)) on the occasion of each request therefor by a Borrower shall in each case be subject to the satisfaction of the following conditions:

         (a) the fact that the Closing Date shall have occurred on or prior March 31, 2000;

         (b) receipt by the Agent of a Notice of Borrowing or (except in the case of the deemed issuance of the initial Letters of Credit pursuant to the second sentence of Section 2.03(a)) a Notice of Issuance as required by Section
2.02 or 2.03, as the case may be;

         (c) the fact that, immediately after such Extension of Credit, after giving effect to all direct and indirect applications of the proceeds of such Extension of Credit made substantially simultaneously with the extension thereof, the aggregate Total Outstandings of any Bank will not exceed its Commitment;

         (d) the fact that, immediately before and after such Extension of Credit, no Default shall have occurred and be continuing; and

         (e) the fact that the representations and warranties of the Obligors contained in the Financing Documents (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.05(c) and
4.06 as to any matter which has theretofore been disclosed in writing by AES to the Banks) shall be true on and as of the date of such Extension of Credit.

         Each Extension of Credit hereunder shall be deemed to be a representation and warranty by the Borrowers on the date of such Extension of Credit as to the facts specified in clauses (c), (d) and (e) of this Section.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         AES represents and warrants that:

         SECTION 4.01. CORPORATE EXISTENCE AND POWER. Each Obligor is a corporation (or limited liability company, as applicable) duly incorporated (or formed, as applicable), validly existing and in good standing under the laws of the State of Delaware (or, in the case of any AES Finance Subsidiary, its jurisdiction of incorporation), and has all corporate or other organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Obligor of the Financing Documents to which it is a party are within such Obligor's corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation (or certificate of formation, as applicable) or by-laws (or other organizational documents, as applicable) of such Obligor or of any agreement, judgment, injunction, order, decree or other instrument binding upon AES or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of AES or of any Material AES Entity.

         SECTION 4.03. COMPLIANCE WITH LAWS. AES and each of its Subsidiaries are in compliance, in all material respects, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder).

         SECTION 4.04. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of each Borrower and each other Financing Document, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of each Obligor that is a party thereto, in each case enforceable in accordance with its terms.

         SECTION 4.05. FINANCIAL INFORMATION.

         (a) The consolidated balance sheet of AES and its Consolidated Subsidiaries as of December 31, 1999 and the related consolidated statements of operations and cash flows for the fiscal year then ended, reported on by Deloitte & Touche and set forth in the AES 1999 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of AES and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

         (b) Since December 31, 1999 there has been no material adverse change in the business, financial position, results of operations or prospects of AES and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.06. LITIGATION. Except as disclosed in the AES 1999 Form 10-K, there is no action, suit or proceeding pending against, or to the knowledge of AES threatened against or affecting, AES or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of AES and its Consolidated Subsidiaries or which in any manner draws into question the validity of any Financing Document.

         SECTION 4.07. COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the currently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability in excess of $100,000 under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 4.08. ENVIRONMENTAL MATTERS.

         (a) In the ordinary course of its business, each of AES and its Subsidiaries conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of AES or such Subsidiary, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required for investigation, to achieve or maintain compliance with environmental protection standards imposed by Environmental Laws or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances by AES or its Subsidiaries, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, AES has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of AES and its Consolidated Subsidiaries, considered as a whole.

         (b) There are no facts, circumstances or conditions that are reasonably likely to result in liabilities arising under Environmental Laws that could have a material adverse effect on the business, financial conditions, results of operations or prospects of AES and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.09. TAXES. United States Federal income tax returns of AES and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1986. AES and its Subsidiaries have filed all United States Federal income tax returns and AES and all Material AES Entities have filed all other material tax returns which are required to be filed by them and have paid all taxes due as indicated on such returns or pursuant to any assessment received by AES or any Subsidiary or any Material AES Entity other than any such taxes that are being diligently contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principals. The charges, accruals and reserves on the books of AES, its Subsidiaries and all Material AES Entities in respect of taxes or other governmental charges are, in the opinion of AES, adequate.

         SECTION 4.10. MATERIAL AES ENTITIES. Each Material AES Entity is a corporation (or limited liability company, as applicable) duly incorporated (or formed, as applicable), validly existing and (other than any Material AES Entity that is not incorporated under the laws of the United States or any political subdivision thereof) in good standing under the laws of its jurisdiction of incorporation (or jurisdiction of formation, as applicable). Each Material AES Entity has all corporate or other organizational powers and all material governmental licenses, authorization, consents and approvals required to carry on its business as proposed to be conducted and has all governmental licenses, authorizations, consents and approvals required to have been obtained prior to the date hereof and which are material to the operation of its business as proposed to be conducted, except to the extent that the failure to obtain any such license, authorization, consent or approval, individually or in the aggregate, could not reasonably be expected to have a material adverse effect upon the business, financial condition, operations, property and prospects of AES and its Consolidated Subsidiaries, taken as a whole.

         SECTION 4.11. NOT AN INVESTMENT COMPANY. None of the Obligors is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.12. PUBLIC UTILITY HOLDING COMPANY ACT. Neither AES nor any of its Subsidiaries is subject to regulation as a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a subsidiary or holding company or a "public utility company" under Section 2(a) of the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), except that AES and certain of its subsidiaries are exempt holding companies under Section 3(a)(5) of PUHCA by order of the Securities and Exchange Commission.

         SECTION 4.13. REPRESENTATIONS IN SUBSIDIARY GUARANTY TRUE AND CORRECT. Unless the Subsidiary Guaranty shall have ceased to be a Financing Document, each of the representations and warranties of any Obligor contained in the Subsidiary Guaranty is true and correct.

         SECTION 4.14. FULL DISCLOSURE. All information heretofore furnished by any Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by any Borrower to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. AES has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent any Borrower can now reasonably foresee), the business, operations or financial condition of AES and its Consolidated Subsidiaries, taken as a whole, or the ability of any Obligor to perform its obligations under the Financing Documents.

         SECTION 4.15. EXISTING LETTERS OF CREDIT. Schedule II hereto identifies each Existing Letter of Credit outstanding as of the date hereof and as of the Effective Date.

                                    ARTICLE 5

                                    COVENANTS

         AES agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid or any Letter of Credit or Reimbursement Obligation remains outstanding:

         SECTION 5.01. INFORMATION. AES will deliver to each of the Banks:

         (a) as soon as available and in any event within 120 days after the end of each fiscal year of AES, a consolidated and consolidating balance sheet of each Obligor as of the end of such fiscal year, an unconsolidated balance sheet of AES as of the end of such fiscal year, the related consolidated, consolidating and unconsolidated (as applicable) statements of operations for such fiscal year, the related consolidated and unconsolidated statements of cash flows for such fiscal year and a statement of the cash flow to AES of each Subsidiary of AES for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, said consolidated financial statements to be reported on, in a manner acceptable to the Securities and Exchange Commission, by Deloitte & Touche or other independent public accountants of nationally recognized standing and such consolidating and unconsolidated financial statements to be certified as to fairness of presentation, generally accepted accounting principles (other than failure to consolidate) and consistency by the chief executive officer, president, chief financial officer or chief accounting officer of AES;

         (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of AES, a consolidated balance sheet of each Obligor as of the end of such quarter and an unconsolidated balance sheet of AES as of the end of such fiscal quarter and the related consolidated and unconsolidated statements of operations for such quarter and for the portion of such Obligor's fiscal year ended at the end of such quarter and the related consolidated and unconsolidated statements of cash flows for the portion of such Obligor's fiscal year ended at the end of such quarter, and a statement of the cash flow to AES of each Subsidiary of AES for such quarter and for the portion of AES's fiscal year ended at the end of such quarter, setting forth in the case of such consolidated statements of operations and cash flows, in comparative form the figures for the corresponding quarter and the corresponding portion of such Obligor's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief executive officer, president, chief financial officer or chief accounting officer of AES;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief executive officer, president, chief financial officer or chief accounting officer of AES (i) setting forth in reasonable detail the calculations required to establish whether AES was in compliance with the requirements of Sections 5.07, 5.08, 5.09, 5.11, 5.13, 5.14 and 5.16 on the date of such financial statements, (ii) stating to the knowledge of AES whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which AES is taking or proposes to take with respect thereto and (iii) accompanied by a schedule setting forth in reasonable detail a description, including, where applicable, the expected and maximum dollar amounts thereof, of all material contingent liabilities not disclosed in such financial statements;

         (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention as a result of their audit (which was not directed primarily toward obtaining knowledge of noncompliance) to cause them to believe that AES has failed to comply with the terms, covenants, provisions or conditions as they relate to accounting of financial matters addressed in Sections 5.07 to 5.15, inclusive, and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

         (e) within five days after any officer of AES obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief executive officer, president, executive vice-president or chief financial officer of AES setting forth the details thereof and the action which AES is taking or proposes to take with respect thereto;

         (f) promptly upon the mailing thereof to the shareholders of AES generally, copies of all financial statements, reports and proxy statements so mailed;

         (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which AES shall have filed with the Securities and Exchange Commission;

         (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief executive officer, president, chief financial officer or chief accounting officer of AES setting forth details as to such occurrence and the action, if any, which AES or the applicable member of the ERISA Group is required or proposes to take;

         (i) not less than 10 days prior to the anticipated receipt by AES or any Subsidiary of AES of Net Cash Proceeds from any Asset Disposition, a certificate of the chief executive officer, president, chief financial officer or chief accounting officer of AES setting forth a description of the transaction giving rise to such Net Cash Proceeds, the date or dates upon which such Net Cash Proceeds are anticipated to be received by AES or such Subsidiary and the amount of Net Cash Proceeds anticipated to be received on such date or each of such dates;

         (j) promptly after receipt by AES or any Subsidiary of AES or any Material AES Entity, a copy of each complaint, order, citation, notice or other written communication from any Person with respect to the existence or alleged existence of a material violation of any applicable Environmental Law or the incurrence of any liability, obligation, loss, damage, cost, expense, fine, penalty or sanction or the requirement to commence any remedial action resulting from or in connection with any air emission, water discharge, noise emission, Hazardous Substance or any other environmental, health or safety matter at, upon, under or within any of the properties now or previously owned, leased or operated by AES, any of its Subsidiaries or any Material AES Entity, or due to the operations or activities of AES, any Subsidiary of AES, any Material AES Entity or any other Person on or in connection with any such property or any part thereof, and

         (k) from time to time such additional information regarding the financial position or business of AES and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

         SECTION 5.02. PAYMENT OF OBLIGATIONS. Each Borrower will pay and discharge all its material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary of AES to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

         SECTION 5.03. MAINTENANCE OF PROPERTY; INSURANCE. (a) AES will keep, and will cause each Subsidiary of AES to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

         (b) AES will, and will cause each of its Subsidiaries to, maintain (either in the name of AES or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance of such types, in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in similar circumstances in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to each Bank upon request information presented in reasonable detail as to the insurance so carried.

         SECTION 5.04. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. AES (a) will continue, and will cause each Material AES Entity and each other Borrower, if any, to continue, to engage in business of the same general type as now conducted by AES and its Subsidiaries, (b) will continue, and will cause each Material AES Entity and each other Borrower, if any, to continue, to operate their respective businesses on a basis substantially consistent with the policies and standards of AES, such Material AES Entity or such Borrower, if any, as in effect on the date hereof and (c) will preserve, renew and keep in full force and effect, and will cause each Material AES Entity and each other Borrower, if any, to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; PROVIDED that nothing in this Section 5.04 shall prohibit (i) the merger of a Subsidiary into AES or the merger or consolidation of a Subsidiary (other than a Borrower) with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, (x) no Default shall have occurred and be continuing and (y) no Borrower or Subsidiary Guarantor shall be liable for any Debt of such Subsidiary except to the extent that it was liable for such Debt prior to giving effect to such merger or (ii) the termination of the corporate existence of any Subsidiary (other than a Borrower or a Subsidiary Guarantor) if AES in good faith determines that such termination is in the best interest of AES and is not materially disadvantageous to the Banks.

         SECTION 5.05. COMPLIANCE WITH LAWS. AES will comply, and cause each Subsidiary of AES to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) (a) except for such non-compliance as would result solely in the payment of monetary compensation by AES or such Subsidiary in an amount not to exceed $200,000 for each such non-compliance and (b) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings (and the pendency of such proceedings themselves shall not have a material adverse effect on AES and its Subsidiaries, taken as a whole).

         SECTION 5.06. INSPECTION OF PROPERTY, BOOKS AND RECORDS. AES will keep, and will cause each Subsidiary of AES to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Significant AES Entity and each other Borrower, if any, to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

         SECTION 5.07. LIMITATION ON SUBSIDIARY DEBT. AES shall not permit any Subsidiary of AES to, incur, assume, create or suffer to exist any Debt, except for:

         (a)  Guarantees of Debt of AES under the Financing Documents;

         (b) Debt incurred by a Subsidiary:

                  (i) to finance the development, acquisition, construction, operation, maintenance or working capital requirements (including letters of credit or guarantees to fund debt service reserve accounts or similar accounts) of a Power

         Project or other business operated or managed (including on a joint basis with others), directly or indirectly, by AES (an "AES BUSINESS"), and

                  (ii) that is not also the Debt of any other Subsidiary with an interest in any other AES Business (except for Debt incurred or assumed by Intermediate Holding Companies (as defined in Section 5.16(b) below) (other than Specified Subsidiaries) which, at the time such Debt was incurred or assumed, in the aggregate, contributed less than 50% of the Parent Operating Cash Flow (other than Parent Operating Cash Flow attributable to Specified Subsidiaries) for the immediately preceding four fiscal quarters);

         (c) Debt existing on the date hereof;

         (d) Debt owing to AES or a Consolidated Subsidiary of AES;

         (e) Debt representing a refinancing, replacement or refunding of Debt permitted by clauses (b) and (c) above; PROVIDED that:

                  (i) the aggregate principal amount of such Debt outstanding or available will not exceed the principal amount outstanding or available at the time of such refinancing, replacement or refunding (plus fees and expenses, including any premium and defeasance costs) relating to such refinancing, replacement or refunding, UNLESS in the case of Debt refinancing, replacing or refunding Debt of any Subsidiary permitted by clause (b) above:

                           (x) both before and after giving effect to such
                  refinancing, replacing or refunding no Default shall have occurred and be continuing; and

                           (y) any such excess is received by AES or a Qualified
                  Holding Company as a result of such excess being used to pay dividends or make distributions on Capital Stock of, or repay Debt owed by, such Subsidiary and any other Subsidiary in the chain of ownership between AES and such Subsidiary; and

                           (z) on a pro forma basis after giving effect to such
                  refinancing, replacement or refunding and the application of the proceeds thereof AES would have been in compliance with
                  Section 5.13 (Cash Flow Coverage) as of the last day of the fiscal quarter ended on or most recently ended prior to, the date of such refinancing, replacement or refunding (assuming for this purpose that such refinancing, replacement or refunding occurred and the proceeds were applied on the first day of the period of four consecutive fiscal quarters ended on such last day).

                  (ii) no obligor shall be liable for any such Debt except to the extent that it was liable for the Debt so refinanced, replaced or refunded (except that a Subsidiary of AES (the "REFINANCING SUBSIDIARY") that either has a direct or indirect interest in an AES Business may incur Debt the proceeds of which are used to refinance Debt of another Subsidiary of AES (the "REFINANCED SUBSIDIARY") that has a direct or indirect interest in such AES Business; PROVIDED that the Refinancing Subsidiary has no direct or indirect interest in any AES Business other than AES Business in which the Refinanced Subsidiary has a direct or indirect interest); and

                  (iii) if any Debt being refinanced, replaced or refunded is subordinated to the Debt of any Borrower hereunder or of any Subsidiary under any Guarantee thereof, such Debt shall be subordinated at least to the same extent; and

         (f) other Debt not described in clauses (a) through (e) above in an aggregate principal amount at any time outstanding not to exceed $10,000,000.

         SECTION 5.08. MINIMUM CONSOLIDATED NET WORTH. Consolidated Net Worth will at no time be less than the sum of (i) $2,950,000,000 PLUS (ii) for each fiscal quarter of AES ended after the Closing Date and at or prior to such time for which Consolidated Net Income is a positive number, an amount equal to 50% of Consolidated Net Income for such fiscal quarter PLUS (iii) an amount equal to 75% of the cumulative net proceeds to AES from issuances of equity securities made by AES from and after the Closing Date.

         SECTION 5.09. RESTRICTED PAYMENTS. Neither AES nor any Subsidiary will declare or make any Restricted Payment unless, after giving effect thereto, the aggregate of all Restricted Payments declared or made subsequent to December 31, 1999 does not exceed the sum of $47 million PLUS 5% (or, if such amount is a LOSS, MINUS 100%) of Consolidated Net Income of AES and its Consolidated Subsidiaries for the period from December 31, 1999 through the last day of the fiscal quarter of AES then most recently ended (treated for this purpose as a single accounting period). Nothing in this Section shall prohibit the payment of any dividend or distribution within 45 days after the declaration thereof if such declaration was not prohibited by this Section.

         SECTION 5.10. NEGATIVE PLEDGE. Neither AES nor any Subsidiary of AES will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement;

         (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary of AES and not created in contemplation of such event;

         (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; PROVIDED that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

         (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into AES or a Subsidiary of AES and not created in contemplation of such event;

         (e) any Lien existing on any asset prior to the acquisition thereof by AES or a Subsidiary of AES and not created in contemplation of such acquisition;

         (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses or clause (l) of this Section; PROVIDED that such Debt is not increased and is not secured by any additional assets (other than, in the case of Debt permitted under Section 5.07(e), Liens on assets of any Subsidiary permitted under such Section 5.07(e) to be obligated on such Debt);

         (g) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any obligation in any amount exceeding $25,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

         (h) Liens in connection with worker's compensation, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits in connection with tenders, contracts or leases to which AES or any of its Subsidiaries is a party or other deposits required to be made in the ordinary course of business and not in connection with borrowing money or obtaining advances or credit; PROVIDED in each case that the obligation or liability arises in the ordinary course of business and if overdue is being contested in good faith by appropriate proceedings;

         (i) inchoate materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's, or other like Liens arising in the ordinary course of business of AES or its Subsidiaries;

         (j) with respect to real property, easements, rights of way, reservations and other minor defects or irregularities in title which do not materially impair the use thereof for the purposes for which it is held by AES or its Subsidiaries;

         (k) Liens on cash collateral securing Investment and Guarantee Commitments; and

         (l) Liens securing Debt of Subsidiaries permitted by Section 5.07(b) or 5.07(e) or utility obligations or other customer, supplier or contractor obligations associated with AES Businesses that are limited to the assets and revenues of the related AES Businesses and the Capital Stock or other assets (including contract rights) of Subsidiaries of AES having a direct or indirect interest in such AES Businesses.

         SECTION 5.11. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. (a) No Borrower will consolidate or merge with or into any other Person; PROVIDED that a Borrower may merge with another Person if (i) such Borrower is the corporation surviving such merger or the corporation surviving such merger assumes all obligations of such Borrower under the Financing Documents and (ii) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

         (b) AES will not sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of AES and its Subsidiaries, taken as a whole, to any other Person.

         (c) AES will not sell or otherwise transfer, or permit to be sold or otherwise transferred, directly or indirectly, any shares of Capital Stock of any AES Finance Subsidiary or any Material AES Entity which are owned, directly or indirectly, by AES; PROVIDED that AES may transfer, or permit the transfer of, shares of Capital Stock of a Material AES Entity owned, directly or indirectly, by AES if:

                  (i) after giving effect to such transfer, AES will continue to own, directly or indirectly, at least 80% of the outstanding Capital Stock of each Material AES

         Entity;

                  (ii) the consideration received by AES or a Subsidiary of AES for such transfer (A) has a value, as determined by AES, at least equal to the fair market value of the shares of Capital Stock transferred and
         (B) is in the form of cash or Capital Stock or partnership or other similar equity interests of a Person the principal assets of which consist of direct or indirect interests in one or more AES Businesses, or a combination of the foregoing;

                  (iii) after giving effect to such transfer, no Default shall have occurred and be continuing;

                  (iv) on a PRO FORMA basis after giving effect to such transfer, the Cash Flow Coverage Ratio for the four consecutive fiscal quarters then most recently ended is in compliance with Sections 5.13 and 5.14 (assuming for this purpose that such transfer occurred on the first day of such period of four consecutive fiscal quarters);

                  (v) AES Hawaii, Inc. shall at all times remain a direct Subsidiary of AES Hawaii Management and AES Shady Point, Inc. shall at all times remain a direct Subsidiary of AES Oklahoma;

                  (vi) AES Western Maryland Management, Inc., AES Mexico Farms Inc. and AES Warrior Run Limited Partnership shall at all times remain Subsidiaries of AES Warrior Run and shall hold, directly or indirectly, substantially all of the assets held by them on March 4, 1999; and

                  (vii) Southland and Subsidiaries of Southland holding substantially all of the assets of Southland and its Subsidiaries as of March 4, 1999 shall at all times remain Subsidiaries of AES Southland.

         SECTION 5.12. USE OF PROCEEDS. The proceeds of the Loans made and Letters of Credit issued under this Agreement will be used by the Borrowers for working capital and other general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U or Regulation G.

         SECTION 5.13. CASH FLOW COVERAGE. The Cash Flow Coverage Ratio for any period of four consecutive fiscal quarters of AES ending after the date hereof shall not be less than 1.35 to 1.00 through December 31, 2001, 1.45 to 1.00 from January 1, 2002 through

March 31, 2002, 1.50 to 1.00 from April 1, 2002 through June 30, 2002, 1.55 to
1.00 from July 1, 2002 through September 30, 2002, 1.60 to 1.00 from October 1, 2002 through December 31, 2002, and 1.75 to 1.00 from and after January 1, 2003.

         SECTION 5.14. RECOURSE DEBT TO RECOURSE CAPITAL RATIO. The Recourse Debt to Recourse Capital Ratio shall not be more than 0.52 to 1.00 at any time.

         SECTION 5.15. TRANSACTION WITH AFFILIATES. Except pursuant to agreements existing on the date hereof and listed on Schedule I attached hereto, AES will not, and will not permit any Subsidiary of AES to, directly or indirectly, in any transaction involving aggregate consideration in excess of $1,000,000, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; PROVIDED, HOWEVER, that the foregoing provisions of this Section shall not prohibit (a) AES from declaring or paying any lawful dividend so long as, after giving effect thereto, no Default shall have occurred and be continuing, (b) AES or any Subsidiary of AES from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to AES or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate, (c) AES or any Subsidiary of AES from making payments of principal, interest and premium on any Debt of AES or such Subsidiary held by an Affiliate if the terms of such Debt are substantially as favorable to AES or such Subsidiary as the terms which could have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate and (d) AES or any Subsidiary of AES from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if AES or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates. The provisions of this Section 5.17 shall not apply to (i) transactions between AES or any of its Subsidiaries, on the one hand, and any employee of AES or any of its Subsidiaries, on the other hand, that are approved by the Board of Directors of AES or any committee of the Board of Directors consisting of AES's independent directors and (ii) the payment of reasonable and customary regular fees to directors of AES or a Subsidiary of AES.

         SECTION 5.16. LIMITATION ON INVESTMENTS. (a) AES will not permit any Specified Subsidiary to make any Investment in, or to consolidate or merge with, any other Person with a direct or indirect interest in any AES Business other than the AES Business in which such Specified Subsidiary has a direct or indirect interest prior to the making of such Investment or the consummation of such consolidation or merger.

         (b) AES will not permit any Subsidiary of AES with any direct or indirect interest in (i) a Power Project to make any Investment in, or consolidate or merge with, any other Person with a direct or indirect interest in any other Power Project or any unrelated business or (ii) any unrelated business to make any Investment in, or to consolidate or merge with, any other Person with a direct or indirect interest in any Power Project; PROVIDED that
(A) one or more Subsidiaries of AES (each, an "INTERMEDIATE HOLDING COMPANY") may serve as holding companies for any or all of AES's direct and indirect interests in Power Projects and unrelated businesses, so long as:

                  (I) each such Intermediate Holding Company's direct and indirect interest in any Power Project or unrelated business shall be limited to the ownership of Capital Stock or Debt obligations of a Person with a direct or indirect interest in such Power Project or unrelated business;

                  (II) no Lien shall exist upon any asset of any Intermediate Holding Company (other than Liens on the Capital Stock of, or loan to, AES or a Subsidiary of an Intermediate Holding Company securing Debt of such Intermediate Holding Company or such Subsidiary and Liens securing Debt permitted by Sections 5.07(b) and 5.07(e)); and

                  (III) no Intermediate Holding Company shall incur, assume, create or suffer to exist any Debt (including any Guarantee of Debt) other than Debt owing to AES or any Intermediate Holding Company and Debt permitted by Sections 5.07(a) and (b) or (to the extent that such Debt represents a refinancing or replacement of Debt permitted by
         Section 5.07(b)) Section 5.07(e); and

         (B) AES Electric may make Investments in Power Projects owned by NIGEN Limited and Medway Power Limited as of the date of this Agreement under any agreement by which it is bound as of the date of this Agreement.

                                    ARTICLE 6

                                    DEFAULTS

         SECTION 6.01. EVENTS OF DEFAULT.

         If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

         (a) any Obligor shall fail to pay when due any principal of any Loan or any Reimbursement Obligation, or shall fail to pay within three days of the date when due any interest, fees or other amounts payable under any Financing Document;

         (b) AES shall fail to observe or perform any covenant contained in Sections 5.07 to 5.16, inclusive, or except in accordance with the terms hereof and thereof, the Subsidiary Guaranty or the guarantees in Article 9 shall cease to be in full force and effect;

         (c) any Obligor shall fail to observe or perform any covenant or agreement contained in any Financing Document (other than those covered by clause (a) or (b) above) for 20 days after written notice thereof has been given to AES by the Agent at the request of any Bank;

         (d) any representation, warranty, certification or statement made by any Obligor in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document shall prove to have been incorrect in any material respect when made (or deemed made);

         (e) any Borrower shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

         (f) any event or condition shall occur which (i) results in the acceleration of the maturity of any Material Debt of AES or of any Material Debt of any Subsidiary or Subsidiaries of AES (except AES Placerita and Central Termica San Nicolas S.A.) that, individually or in the aggregate (in each case together with any Person in which such Subsidiary has a direct or indirect equity Investment), contributed 15% or more to Parent Operating Cash Flow for the four most recently completed fiscal quarters of AES, (ii) results in the Termination of any commitment to provide financing in an amount in excess of $50,000,000 to AES or any Material AES Entity or (iii) in the case of any Borrower, enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any Material Debt of such Borrower or any Person acting on such holder's behalf to accelerate the maturity thereof;

         (g) a Borrower or any Significant AES Entity shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (h) an involuntary case or other proceeding shall be commenced against a Borrower or any Significant AES Entity seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against a Borrower or any Significant AES Entity under the federal bankruptcy laws as now or hereafter in effect;

         (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $15,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $15,000,000;

         (j) a judgment or order for the payment of money in excess of $15,000,000 shall be rendered against AES or any Subsidiary of AES, and such judgment or order shall continue unsatisfied and unstayed for a period of 10 days; or

         (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) other than a member of the AES Management Group shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the outstanding shares of common stock of AES; during any period of twelve consecutive calendar months, individuals who were directors of AES on the first day of such period (or who were appointed or nominated for election as directors of AES by at least a majority of the individuals who were directors on the first day of such period) shall cease to constitute a majority of the board of directors of AES; or any AES Finance Subsidiary shall fail, at any time, to be a Wholly-Owned Consolidated Subsidiary of AES;

         then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Total Exposures, by notice to the Borrowers terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks having more than 50% of the Total Exposures, by notice to the Borrowers declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; PROVIDED that in the case of any Automatic Acceleration Event, without any notice to the Borrowers or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

         SECTION 6.02. NOTICE OF DEFAULT. The Agent shall give notice to AES under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

         SECTION 6.03. CASH COLLATERAL. If any Automatic Acceleration Event shall occur or the Loans of the Banks shall have otherwise been accelerated or the Commitments terminated pursuant to Section 6.01, then without any request or the taking of any other action by the Agent or any of the Banks, the Borrowers shall be jointly and severally obligated forthwith to pay to the Agent an amount in immediately available funds equal to the then aggregate amount available for drawings (regardless of whether any conditions to any such drawing can then be met) under all Letters of Credit at the time outstanding, to be held by the Agent as cash collateral as provided in Section
2.15 and Section 2.16.

                                    ARTICLE 7

                                    THE AGENT

         SECTION 7.01. APPOINTMENT AND AUTHORIZATION. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. AGENT AND AFFILIATES. Citibank, N.A. shall have the same rights and powers under the Financing Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Citibank, N.A. and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with AES or any Subsidiary or affiliate of AES as if it were not the Agent under the Financing Documents.

         SECTION 7.03. ACTION BY AGENT. The obligations of the Agent under the Financing Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

         SECTION 7.04. CONSULTATION WITH EXPERTS. The Agent may consult with legal counsel (who may be counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. LIABILITY OF AGENT. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Financing Documents or any Extension of Credit hereunder; (ii) the performance or observance of any of the covenants or agreements of any Obligor;
(iii) the satisfaction of
any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of the Financing Documents or any other instrument or writing furnished in connection therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.06. INDEMNIFICATION. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, and each Fronting Bank, each of their respective affiliates and the respective directors, officers, agents and employees of any of them (to the extent not reimbursed by the Obligors) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Financing Documents or any action taken or omitted by such indemnitees thereunder.

         SECTION 7.07. CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Agent, any Fronting Bank or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, any Fronting Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08. SUCCESSOR AGENT. The Agent may resign at any time by giving notice thereof to the Banks and the Borrowers. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $ 100,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

         SECTION 7.09. AGENT'S FEE. AES shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between AES and the Agent.

                                    ARTICLE 8

                             CHANGE IN CIRCUMSTANCES

         SECTION 8.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period for any Euro-Dollar
Borrowing:

         (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

         (b) Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrowers and the Banks, whereupon until the Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless a Borrower notifies the Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date such Borrowing shall instead be made as a Base Rate Borrowing.

         SECTION 8.02. ILLEGALITY. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to any Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and AES, whereupon until such Bank notifies AES and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans to such Borrower, or to convert outstanding Loans into Euro-Dollar Loans or continue outstanding Loans as Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (ii) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Euro-Dollar Loans of the other Banks.

         SECTION 8.03. INCREASED COST AND REDUCED RETURN. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) or any Fronting Bank (any Bank (or its Applicable Lending Office) and any Fronting Bank being referred to in this Section 8.03 as a "CREDIT PARTY") with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Credit Party or shall impose on any Credit Party or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Note or Notes, the Letters of Credit or its participation therein or its obligation to make Euro-Dollar Loans or to issue Letters of Credit or to participate therein and the result of any of the foregoing is to increase the cost to such Credit Party of making or maintaining any Euro-Dollar Loan or issuing any Letter of Credit or participating therein, or to reduce the amount of any sum received or receivable by such Credit Party under this Agreement or under its Note or Notes with respect thereto, by an amount deemed by such Credit Party to be material, then, within 15 days after demand by such Credit Party (with a copy to the Agent), AES shall pay to such Credit Party such additional amount or amounts as will compensate such Credit Party for such increased cost or reduction.

         (b) If any Credit Party shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Credit Party (or its Parent) as a consequence of such Credit Party's obligations hereunder to a level below that which such Credit Party (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Credit Party to be material, then from time to time, within 15 days after demand by such Credit Party (with a copy to the Agent), AES shall pay to such Credit Party such additional amount or amounts as will compensate such Credit Party (or its Parent) for such reduction.

         (c) Each Credit Party will promptly notify AES and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Credit Party to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Credit Party, be otherwise disadvantageous to such Credit Party. A certificate of any Credit Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Credit Party may use any reasonable averaging and attribution methods.

         SECTION 8.04. TAXES. (a) Any and all payments by any Borrower to or for the account of any Bank, any Fronting Bank or the Agent hereunder or under any other Financing Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, each Fronting

Bank and the Agent, taxes imposed on its income (including branch profit taxes), franchise and similar taxes and other taxes imposed on it that, in any such case, would not have been imposed but for a material connection between such Bank, such Fronting Bank or the Agent (as the case may be) and the jurisdiction imposing such taxes (other than a material connection arising by reason of this Agreement or any other Financing Document or the receipt of payments made hereunder or thereunder) (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Financing Document to any Bank, any Fronting Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank, such Fronting Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower shall furnish to the Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made by it hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Financing Document (hereinafter referred to as "OTHER TAXES").

         (c) Each Borrower agrees to indemnify each Bank, each Fronting Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank, such Fronting Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank, such Fronting Bank or the Agent (as the case may be) makes demand therefor.

         (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by AES (but only so long as such Bank remains lawfully able to do so), shall provide AES with two duly completed and accurate copies of Internal Revenue

Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.04(a).

         (e) For any period with respect to which a Bank has failed to provide AES with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(a) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

         (f) If any Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

         (g) Each Bank, each Fronting Bank and the Agent agrees that it will promptly (within 30 days) after receiving notice thereof from any taxing authority, notify AES of the assertion of any liability by such taxing authority with respect to Taxes or Other Taxes; PROVIDED, that the failure to give such notice shall not relieve AES of its obligations under this Section 8.04 except to the extent that AES has been prejudiced by such failure and except that AES shall not be liable for penalties, interest or expenses accruing after such 30 day period until such time as it receives the notice contemplated above, after which time it shall be liable for interest, penalties and expenses accruing after such receipt.

         (h) If any Bank, a Fronting Bank or the Agent shall receive a credit or refund from a taxing authority (as a result of any error in the imposition of Tax or Other Tax by such taxing authority) with respect to and actually resulting from an amount of such Taxes or Other Taxes paid by a Borrower pursuant to subsection
(a) or (c) above, such Bank, such Fronting Bank or the Agent shall promptly pay to AES the amount so received (without interest thereon, whether or not received).

         SECTION 8.05. BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURO-DOLLAR LOANS. If (i) the obligation of any Bank to make, or to continue or to convert outstanding Loans as or to, Euro-Dollar Loans to any Borrower has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under
Section 8.03 or 8.04 with respect to its Euro-Dollar Loans to any Borrower and such Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies AES that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans to such Borrower which would otherwise be made by such Bank as (or continued or converted to) Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks). If such Bank notifies such Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

                                    ARTICLE 9

                                    GUARANTY

         SECTION 9.01. THE GUARANTY. Subject, in the case of any AES Finance Subsidiary, to the provisions of Section 9.07, each Guarantor hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the applicable Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by such Borrower under this Agreement. Upon failure by a Borrower to pay punctually any such amount, the applicable Guarantor shall, subject, in the case of any AES Finance Subsidiary, to the provisions of Section 9.07, forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement. Without limiting the generality of the foregoing, each Guarantor's liability hereunder shall extend to all amounts which constitute part of the obligations guaranteed by it hereunder and would be owed by a Borrower hereunder but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Borrower.

         SECTION 9.02. GUARANTY UNCONDITIONAL. The obligations of each Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Obligor under any Financing Document, by operation of law or otherwise;

                  (ii) any modification or amendment of or supplement to any Financing Document;

                  (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any other Obligor under any Financing Document;

                  (iv) any change in the corporate existence, structure or ownership of any Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligor or its assets or any resulting release or discharge of any obligation of any other Obligor contained in any Financing Document;

                  (v) the existence of any claim, set-off or other rights which such Guarantor may have at any time against any other Obligor, the Agent, any Fronting Bank, any Bank or any other Person, whether in connection herewith or with any unrelated transactions; PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (vi) any invalidity or unenforceability relating to or against any other Obligor for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by any other Obligor of the principal of or interest on any Note or any other amount payable by it under any Financing Document; or

                  (vii) any other act or omission to act or delay of any kind by any Obligor, the Agent, any Fronting Bank, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to a Guarantor's obligations hereunder.

         SECTION 9.03. DISCHARGE ONLY UPON PAYMENT IN FULL, REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Each Guarantor's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated, the principal of and interest on the Notes and all other amounts payable by any Obligor under any Financing Document shall have been paid in full and all Letters of Credit shall have expired or been terminated. If at any time any payment of principal of or interest on any Note or any other amount payable by any Borrower under any Financing Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Borrower or otherwise, the applicable Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         SECTION 9.04. WAIVER BY THE GUARANTORS. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the applicable Borrower or any other Person.

         SECTION 9.05. SUBROGATION. Upon making any payment with respect to a Borrower under this Article 9, the applicable Guarantor shall be subrogated to the rights of the payee against such Borrower with respect to such payment; PROVIDED that neither Guarantor shall enforce any payment by way of subrogation until all amounts of principal of and interest on the Notes and all other amounts payable by any Borrower under any Financing Document shall have been paid in full.

         SECTION 9.06. STAY OF ACCELERATION. In the event that acceleration of the time for payment of any amount payable by a Borrower under any Financing Document is stayed upon insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the applicable Guarantor hereunder forthwith on demand by the Agent made at the request of the requisite proportion of the Banks specified in Article 6 of this Agreement.

         SECTION 9.07. LIMITATION OF LIABILITY. The obligations of any AES Finance Subsidiary under this Article 9 shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Article 9 subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

                                   ARTICLE 10

                                  MISCELLANEOUS

         SECTION 10.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (w) in the case of AES, any Fronting Bank or the Agent, at its address or telex or facsimile transmission number set forth on the signature pages hereof, (x) in the case of any AES Finance Subsidiary, in care of AES at the address or telex or facsimile transmission number of AES set forth on the signature pages hereof,
(y) in the case of any Bank, at its address or telex or facsimile transmission number set forth in its Administrative Questionnaire or (z) in the case of any party, at such other address or telex or facsimile transmission number as such party may hereafter specify for the purpose by notice to the Agent, the Fronting Banks and AES. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in or pursuant to this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section; PROVIDED that notices to the Agent or a Fronting Bank under Article 2 or Article 8 shall not be effective until received.

         SECTION 10.02. NO WAIVERS. No failure or delay by the Agent, any Fronting Bank or any Bank in exercising any right, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 10.03. EXPENSES; INDEMNIFICATION. (a) AES shall pay (i) all out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement and the other Financing Documents, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent, each Fronting Bank and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         (b) AES agrees to indemnify the Agent, each Fronting Bank and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Financing Documents or any actual or proposed use of proceeds of Loans or Letters of Credit hereunder or the issuance or deemed issuance of any Letter of Credit hereunder; PROVIDED that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 10.04. SHARING OF SET-OFFS. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount due with respect to the Total Outstandings of such Bank which is greater than the proportion received by any other Bank in respect of the aggregate amount due with respect to the Total Outstandings of such other Bank, the Bank receiving such proportionately greater payment shall purchase such Participations in the Total Outstandings of the other Banks, and such other adjustments shall be made, as may be required so that all such payments with respect to the Total Outstandings of the Banks shall be shared by the Banks pro rata; PROVIDED that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a Borrower other than its indebtedness in respect of the Total Outstandings of any Bank. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or in any Letter of Credit Liability, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

         SECTION 10.05. AMENDMENTS AND WAIVERS. Any provision of this Agreement or any other Financing Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Borrower, each Fronting Bank and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or Reimbursement Obligation or any fees hereunder,
(iii) postpone the date fixed for any payment of principal of or interest on any Loan or Reimbursement Obligation or any fees hereunder or for any reduction or termination of any Commitment, (iv) change the percentage of the Commitments or of the Total Exposures, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or any other Financing Document, or (v) release either Subsidiary Guarantor from its obligations under Section 2 of the Subsidiary Guaranty or any Guarantor from its obligations under Article 9 hereof.

         SECTION 10.06. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

         (b) Any Bank other than a Conduit Lender may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans or participating interests in Letter of Credit Liabilities. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers, the Fronting Banks and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers, the Fronting Bank and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Financing Document; PROVIDED that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (v) of Section 10.05 without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Bank other than a Conduit Lender may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part (equivalent to an initial Commitment of not less than $5,000,000) of all, of its rights and obligations under this Agreement and the other Financing Documents, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of AES (which shall not be unreasonably withheld but which shall not be required if an Event of Default shall have occurred and is continuing),the Fronting Banks and the Agent; PROVIDED that if an Assignee is an affiliate of such transferor Bank, no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank or Assignee shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to AES and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Bank hereunder without the consent of the Borrower or the Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 10.06(c).

         (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and the other Financing Documents to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with AES's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         (f) Each of the Borrower, the Agent and each Lender hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; PROVIDED, however, that each Bank designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

         SECTION 10.07. COLLATERAL. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U or Regulation G) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 10.08. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and the other Financing Documents shall be governed by and construed in accordance with the laws of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the other Financing Documents or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 10.09. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Agent of counterparts hereof signed by each of the parties hereto, other than any AES Finance Subsidiary (or, in the case of any such party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile transmission or other written confirmation from such party of execution of a counterpart hereof by such party).

         SECTION 10.10. CONFIDENTIALITY. The Agent and each Bank agrees to keep confidential all non-public information provided to it by AES pursuant to this Agreement that is designated by AES as confidential; PROVIDED that nothing herein shall prevent the Agent or any Bank from disclosing any such information
(a) to the Agent, any other Bank or any affiliate of any Bank, (b) to any (i) actual or prospective transferee, or (ii) Derivatives Obligations counterparty (or such contractual counterparty's professional advisor), in each case that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any governmental authority, (e) in response to any order of any court or other governmental authority or as may otherwise be required pursuant to any requirement of law, (f) if required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Bank's investment portfolio in connection with ratings issued with respect to such Bank, or (i) in connection with the exercise of any remedy hereunder or under any other Financing Documents.

         SECTION 10.11. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE FRONTING BANKS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         SECTION 10.12. SEVERABILITY; MODIFICATION TO CONFORM TO LAW. It is the intention of the parties that this Agreement be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         SECTION 10.13. APPOINTMENT OF AGENT FOR SERVICE OF PROCESS. Each AES Finance Subsidiary hereby irrevocably designates, appoints, authorizes and empowers as its agent for service of process CT Corporation System, at its offices currently located at 111 Eighth Avenue, 13th Floor, New York, New York 10011, to accept and acknowledge for and on behalf of such AES Finance Subsidiary service of any and all process, notices or other documents that may be served in any suit, action or proceeding relating to any Financing Document in any New York State or Federal court sitting in The State of New York.

         SECTION 10.14. JUDGMENT CURRENCY. If for the purposes of enforcing the obligations of any Borrower hereunder it is necessary to convert a sum due from such Person in U.S. dollars ("DOLLARS") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent, the Fronting Banks and the Banks could purchase dollars with such currency at or about 11:00 A.M. (New York City time) on the Domestic Business Day preceding that on which final judgment is given. The obligations in respect of any sum due to the Agent, the Fronting Banks and the Banks hereunder shall, notwithstanding any adjudication expressed in a currency other than dollars, be discharged only to the extent that on the Domestic Business Day following receipt by the Agent, the Fronting Banks and the Banks of any sum adjudged to be so due in such other currency the Agent, the Fronting Banks and the Banks may in accordance with normal banking procedures purchase dollars with such other currency; if the amount of dollars so purchased is less than the sum originally due to the Agent, the Fronting Banks and the Banks in dollars, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such adjudication, to indemnify the Agent, the Fronting Banks and the Banks against such loss, and if the amount of dollars so purchased exceeds the sum originally due to the Agent, the Fronting Banks and the Banks, it shall remit such excess to the applicable Borrower.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            THE AES CORPORATION

                                                                              By

                                                 Title:

                                                         1001 North 19th Street
                                                         Arlington, VA 22209
                                                         Fax:  (703) 528-4510


BANKS:


                                            CITIBANK, N.A.


                                                                              By


                                                 Title:



                                            BANK OF AMERICA, N.A.


                                                                              By


                                                 Title:


                                            MORGAN GUARANTY TRUST COMPANY OF
                                            NEW YORK



                                                                              By

                                                 Title:

FRONTING BANKS:

                                         BANK OF AMERICA, N.A., as Fronting Bank


                                                                              By

                                                 Title:
                                                 Address:  Credit Services
                                                           P.O. Box 831000
                                                           Dallas, TX 75283-1000

                                                 Fax:      (214) 290-9418
                                         Attention:        Shelley Bloom

                                      MORGAN GUARANTY TRUST COMPANY OF
                                      NEW YORK, as Fronting Bank


                                                                              By

                                           Title:
                                           Address:  500 Stanton Christiana Road
                                                     Newark, DE 19713

                                           Fax:      (302) 634-1852
                                   Attention:        Lung HO

                                    FLEET NATIONAL BANK, as Fronting Bank


                                                                              By

                                          Title:
                                          Address:   100 Federal Street
                                                     MA DE 10008D
                                                     Energy and Utilities Group
                                                     Boston, MA 02110

                                          Fax:   (617) 434-3652
                                  Attention:     Rita Cahill

                                             BARCLAYS BANK PLC, as Fronting Bank


                                                                              By

                                                 Title:

                                                 Address:   222 Broadway
                                                            New York, NY 10038

                                                 Fax:  (212) 412-7575
                                          Attention:   Sydney G. Dennis

                                              UNION BANK OF CALIFORNIA, N.A., as
                                              Fronting Bank


                                                                              By

                                         Title:
                                         Address:     445 South Figueroa Street,
                                               15th Floor
                                                      Los Angeles, CA 90071

                                         Fax:  (213) 263-4096
                                  Attention:   Susan K. Johnson

                                            AUSTRALIA AND NEW ZEALAND BANKING
                                            GROUP LIMITED, as Fronting Bank


                                                                              By

                                          Title:
                                          Address:   1177 Avenue of the Americas
                                                     New York, NY 10036-2798

                                          Fax:   (212) 801-9131
                                   Attention:    Beth Waters

AGENT:

                                      CITIBANK, N.A., as Agent


                                                                              By

                                           Title:
                                           Address:   399 Park Avenue, 4th Floor
                                                      New York, NY 10043

                                           Fax:  (212) 793-6130
                                    Attention:   Sandip Sen

                                    APPENDIX

                                   COMMITMENTS
                                   -----------

                NAME OF BANK                                   COMMITMENT
                ------------                                  ------------
Citibank, N.A.                                                $400,000,000
Bank of America, N.A.                                         $200,000,000
Morgan Guaranty Trust Company                                 $250,000,000
of New York
TOTAL                                                         $850,000,000

                                PRICING SCHEDULE

         The "Base Rate Margin", "Euro-Dollar Margin", "Commitment Fee Rate" and "Letter of Credit Commission Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:

===========================================================================================================
Status                           Level I        Level II        Level III        Level IV         Level V
===========================================================================================================
Base Rate Margin                 0%             0.25%           0.50%            1.0%             1.35%
-----------------------------------------------------------------------------------------------------------
Euro-Dollar Margin               1.25%          1.75%           2.00%            2.50%            2.75
-----------------------------------------------------------------------------------------------------------
Commitment Fee Rate              0.250%         0.375%          0.50%            0.50%            0.50%
-----------------------------------------------------------------------------------------------------------
Letter of Credit                 1.00%          1.50%           1.75%            2.25%            2.50%
Commission Rate
(Financial Letters of
Credit, as determined
by the Agent)
-----------------------------------------------------------------------------------------------------------
Letter of Credit                 0.750%         1.125%          1.375%           1.625%           1.875%
Commission Rate
(Performance Letters
of Credit, as
determined by the
Agent)
===========================================================================================================


         For purposes of this Schedule, the following terms have the following meanings:

         "Level I Status" exists at any date if, at such date, AES's long-term debt is rated BBB- or higher by S&P and Baa3 or higher by Moody's.

         "Level II Status" exists at any date if, at such date, (i) AES's long-term debt is rated BB+ or higher by S&P and Ba I or higher by Moody's and
(ii) Level I Status does not exist.

         "Level III Status" exists at any date if, at such date, (i) AES's long-term debt is rated BB or higher by S&P and Ba2 or higher by Moody's and
(ii) neither Level I Status nor Level 11 Status exists.

         "Level IV Status" exists at any date if, at such date, (i) AES's long-term debt is rated BB- or higher by S&P and Ba3 or higher by Moody's and
(ii) none of Level I

Status, Level II Status and Level III Status exists.

         "Level V Status" exists at any date if, at such date, no other Status exists.

         "Moody's" means Moody's Investors Service, Inc.

         "S&P" means Standard & Poor's Ratings Services.

         "Status" refers to the determination which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

         The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of AES (including, if no senior unsecured long-term debt securities of AES are outstanding, any such ratings that Moody's or S&P has explicitly stated may be implied from the ratings it has assigned to AES's outstanding subordinated unsecured long-term debt securities or, if Moody's or S&P has not explicitly stated any such implied rating, the rating that is two (including, for this purpose, "pluses" and "minuses" and "1", "2" and "3" as separate ratings) ratings above the rating assigned to the subordinated long-term debt securities of AES by Moody's or S&P, as the case may be) without third-party credit enhancement, and any rating assigned to any other debt security of AES shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

         Notwithstanding the foregoing, the Base Rate Margin and the Euro-Dollar Margin for any date shall be 2.00% over the otherwise applicable rate if an Event of Default has occurred and is continuing on such date.